Exhibit 10.1

EXECUTION VERSION

LOAN AGREEMENT

Dated as of September 19, 2018

between

AMICUS THERAPEUTICS, INC.

(as Borrower),

CALLIDUS BIOPHARMA, INC.,

SCIODERM, INC.,

MIAMED, INC.,

AMICUS BIOLOGICS, INC.

and

AMICUS THERAPEUTICS US, INC.

(as additional Credit Parties),

and

BIOPHARMA CREDIT PLC

(as Lender)

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of September 19, 2018 (the “Effective Date”) by and among AMICUS THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), CALLIDUS BIOPHARMA, INC., a Delaware corporation (as an additional Credit Party), SCIODERM, INC., a Delaware corporation (as an additional Credit Party), MIAMED, INC., a Delaware corporation (as an additional Credit Party), AMICUS BIOLOGICS, INC., a Florida corporation (as an additional Credit Party), AMICUS THERAPEUTICS US, INC., a Delaware corporation (as an additional Credit Party) and BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as “Lender”), provides the terms on which Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined).  The parties hereto agree as follows:

1.                                      ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards.  Calculations and determinations must be made following Applicable Accounting Standards.  If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein.  Without limiting the foregoing, leases shall continue to be classified on a basis consistent with that reflected in the audited consolidated financial statements of Borrower for the fiscal year ended December 31, 2017 for all purposes of this Agreement, notwithstanding any change in Applicable Accounting Standards relating thereto or the application thereof, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 12.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness is incurred, made or acquired (so long as such Indebtedness, at the time incurred, made or acquired, was permitted hereunder).

2.                                      LOANS AND TERMS OF PAYMENT

2.1.                            Promise to Pay.

Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of the Term Loans advanced to Borrower by Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2.                            Term Loan.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2 and 3.4), Lender agrees to make a term loan to Borrower on the Closing Date in a principal amount equal to the Term Loan Amount (the “Term Loan”).  After repayment, the Term Loan may not be re-borrowed.

(b)                                 Repayment.

(i)                                     Borrower shall make (A) four (4) equal quarterly payments of principal in an amount equal to twelve and one-half percent (12.50%) of the Term Loan Amount commencing on the first Payment Date and continuing on the following three (3) Payment Dates, provided, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately preceding such Payment Date, and (B) one payment of principal in an amount equal to fifty percent (50.0%) of the Term Loan Amount on the Term Loan Maturity Date.  All unpaid principal with respect to the Term Loan is due and payable in full on the Term Loan Maturity Date.  The Term Loan may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1 and clause (ii) below.

(ii)                                  Notwithstanding clause (i) above, if at any time there is Permitted Convertible Bond Indebtedness outstanding with a stated maturity that is less than 120 days after the Term Loan Maturity Date, and on the date that is 120 days prior to the earliest such maturity of Permitted Convertible Bond Indebtedness (or if such date is not a Business Day, the preceding Business Day) (the “Springing Maturity Determination Date”) (A) the aggregate outstanding Indebtedness under all such Permitted Convertible Bond Indebtedness maturing less than 120 days after the Term Loan Maturity Date is greater than $50,000,000 and (B) the mathematical average closing price per share of Borrower’s publicly-traded common stock for the ten (10) Business Days ending on the Business Day prior to such Springing Maturity Determination Date, is less than 1.2 times the conversion price of any such Permitted Convertible Bond Indebtedness, then, without notice or demand or any other action by Lender, all Obligations (including, for the avoidance of doubt, the Prepayment Premium that is payable pursuant to Section 2.2(f)) shall automatically and immediately upon such Springing Maturity Determination Date be due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby, and Borrower shall not be entitled to any further advance of money or extension of credit under this Agreement.

(c)                                  Prepayment of Term Loan.

(i)                                     Borrower shall have the option, at any time after the Closing Date, to prepay, in whole but not in part, the Term Loan advanced by Lender under this Agreement; provided that (A) Borrower provide written notice to Lender of its election (which shall be irrevocable unless Lender otherwise consents in writing) to prepay all of the Term Loan at least five (5) Business Days prior to such prepayment, and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the principal amount to be prepaid to the date of prepayment and any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.

(ii)                                  Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify Lender in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”).  Borrower shall prepay all of the Term Loan in full, no later than ten (10) Business Days after delivery to Lender of the Change in Control Notice, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loan, and (B) any applicable amounts payable pursuant to Section 2.2(e) and Section 2.2(f) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.

(d)                                 Prepayment Application.  Any prepayment of the Term Loan pursuant to Section 2.2(c) or as a result of the acceleration of maturity of the Term Loan pursuant to Section 2.2(b)(ii) (together with the accompanying Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) or Section 2.2(f), as applicable) shall be paid to Lender for application to the Obligations in the following order:  (i) first, to due and unpaid Lender Expenses, (ii) second, to accrued and unpaid interest at the Default Rate, if any, (iii) third, without duplication of amounts paid pursuant to clause (ii) above, to accrued and unpaid interest at the non-Default Rate, (iv) fourth, to the Prepayment Premium, if applicable, (v) fifth, to the Makewhole Amount, if applicable, (vi) sixth, to the outstanding principal amount of the Term Loan and (vii) seventh, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.

(e)                                  Makewhole Amount.  Any prepayment of the Term Loan by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loan pursuant to Section 8.1(a) occurring prior to the 24th-month anniversary of the Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Makewhole Amount.

(f)                                   Prepayment Premium.  Any prepayment of the Term Loan by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loan pursuant to Section 8.1(a) or

Section 2.2(b)(ii) shall, in any such case, be accompanied by payment of an amount equal to the Prepayment Premium.

2.3.                            Payment of Interest on the Credit Extensions.

(a)                                 Interest Rate.

(i)                                     Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to the LIBOR Rate plus seven and one-half percent (7.50%) per annum (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.

(ii)                                  Interest shall accrue on the Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

(b)                                 Default Rate. In the event Borrower fails to pay any of the Obligations when due, immediately (and without notice to Borrower or demand by Lender for payment thereof), such past due Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of Lender.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)                                  360-Day Year.  Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)                                 Payments.  Except as otherwise expressly provided herein, all loan payments (and any other payments hereunder) by Borrower hereunder shall be made on the date specified herein to such bank account of Lender as Lender shall have designated in a written notice to Borrower delivered on or before the Closing Date (which such notice may be updated by Lender from time to time after the Closing Date).  Interest is payable quarterly on the Interest Date of each calendar quarter.  Payments of principal or interest received after 2:00 p.m. on such date are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid.  All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(e)                                  If at any time Lender determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for determining the rate described in clause (a) of the definition of “LIBOR Rate” and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in the immediately preceding clause (i) have not arisen but the supervisor for the administrator of the three-month LIBOR Rate or a Governmental Authority having jurisdiction over Lender has made a public statement identifying a specific date after which the three-month LIBOR Rate shall no longer be used for determining interest rates for loans, then Lender and Borrower shall endeavor to establish an alternate rate of interest to the three-month LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.

2.4.                            Expenses.  Borrower shall pay to Lender all Lender Expenses incurred through and after the Effective Date, promptly after receipt of a written demand therefor by Lender, setting forth in reasonable detail such Lender Expenses.

2.5.                            Requirements of Law; Increased Costs.  In the event that any applicable Change in Law:

(a)                                 Does or shall subject Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loan made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (c) of the definition of Excluded Taxes, and Connection Income Taxes);

(b)                                 Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Lender; or

(c)                                  Does or shall impose on Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to Lender (as determined by Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of Lender or any Person controlling Lender, then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by Lender with respect to this Agreement or the Term Loan made hereunder.  If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower in writing of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by Lender to Borrower shall be conclusive in the absence of manifest error.  The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loan and all other Obligations.  Failure or delay on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.6.                            Taxes; Withholding, Etc.

(a)                                 All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.  In addition, Borrower agrees to pay, and shall indemnify and hold Lender harmless from, Other Taxes, and as soon as practicable after the date of paying such sum, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b)                                 If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of an applicable Credit Party) from any sum paid or payable by any Credit Party to Lender under any of the Loan Documents: (i) Borrower shall notify Lender in writing of any such requirement or any change in any such requirement promptly after Borrower becomes aware of it; (ii) Borrower shall make any such withholding or deduction; (iii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Lender, as the case may be) on behalf of and in the name of Lender in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(c)                                  Borrower shall indemnify Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by Lender and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Any indemnification payment pursuant to this Section 2.6(c) shall be made to Lender within thirty (30) days from written demand therefor.

(d)                                 If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.  For avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee.  Without limiting the generality of the foregoing:

(i)                                     If Lender is organized under the laws of the United States of America or any state thereof, Lender shall deliver to Borrower two (2) copies of Internal Revenue Service Form W-9.

(ii)                                  If Lender is a Foreign Lender, Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to, the Closing Date and, the date on which a Lender Transfer involving Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion):

(1)                                 two (2) properly completed and duly executed original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (along with Form W-9, W-8BEN-E or W-8BEN for each beneficial owner that will receive, directly or indirectly, a payment of principal, interest, fees or other amounts payable under any of the Loan Documents), or any successor forms; and

(2)                                 if Lender is claiming an exemption from United States withholding Tax pursuant to the “portfolio interest exemption”, it shall provide Borrower with the applicable Internal Revenue Service Form W-8 and a certificate in which Lender represents that it is not a “bank” that entered into any Loan Documents in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the IRC), a “10 percent shareholder” of Borrower (within the meaning of Section 881(c)(3)(B) of the IRC), or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC.

(iii)                               If Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such its becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv)                              If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)                                 If Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(d), Lender hereby agrees, from time to time after the initial delivery by Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to promptly deliver to Borrowers two (2) new original copies.

(vi)                              Borrower shall not be required to pay any additional amount to Lender under Section 2.6(b)(iii) if Lender shall have failed (1) to timely deliver to Borrower the forms, certificates or other evidence referred to in this Section 2.6(d) (each of which shall be complete, accurate and duly executed), or (2) to notify Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided that, if Lender shall have satisfied the requirements of this Section 2.6(d) on the Closing Date (or on the date Lender initially acquires an interest in the Term Loan), nothing in this last sentence of this Section 2.6(d) shall relieve Borrower of its obligations to pay any additional amounts pursuant to this Section 2.6 in the event that, solely as a result of any change in any Requirements of Law or any change in the interpretation, administration or application thereof by any applicable Governmental Authority, Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that Lender is not subject to withholding as described herein and in the forms, certificates or other evidence initially provided by Lender.

(e)                                  If any party hereto determines that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate Internal Revenue Service forms and other documentation required pursuant to Section 2.6(d) or Section 2.8.  Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.7.                            Additional Consideration.  As additional consideration for the making of the Term Loan, on the Closing Date, Borrower shall pay to Lender an amount equal to the product of (a) the Term Loan Amount, multiplied by (b) two percent (2.00%) (such product, the “Additional Consideration”).  The Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.8.                            Evidence of Debt; Register; Lender’s Books and Records; Term Loan Note.

(a)                                 Lender’s Evidence of Debt; Register.  Notwithstanding anything herein to the contrary, Borrower hereby designates Lender to serve as Borrower’s agent solely for purposes of maintaining at all times at Lender’s principal office a “book entry system” as described in IRC Treasury Regulation Section 5f.103-1(c)(1)(ii) that identifies each beneficial owner that is entitled to a payment of principal and stated interest on the Term Loan (the “Register”) so that the Term Loan is at all times in “registered form” as described in IRC Treasury Regulations

Section 5f.103-1(c).  Lender is hereby authorized by Borrower to record in the manual or data processing records of Lender, the date and amount of each advance and the amount of the outstanding Obligations and the date and amount of each repayment of principal and each payment of interest or otherwise on account of the Obligations.  Absent manifest error, such Lender records shall be conclusive as to the outstanding principal amount of the total outstanding Obligations, and the payment of interest, principal and other sums due hereunder; provided, however, that the failure of Lender to make any such record entry with respect to any payment shall not limit or otherwise affect the obligations of Borrower under the Loan Documents.  The Term Loan: (i) shall, pursuant to this clause (a), be also registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred by Lender only by (1) surrender of the old instrument and either (x) the reissuance by Borrower of the old instrument to the new Lender or (y) the issuance by Borrower of a new instrument to the new Lender, or (2) confirmation with Borrower that the right to the principal and stated interest on the Term Loan is maintained through the book entry system kept by Lender.

(b)                                 Term Loan Note.  Borrower shall execute and deliver to Lender to evidence Lender’s Term Loan on the Closing Date, a Term Loan Note.

3.                                      CONDITIONS OF TERM LOAN

3.1.                            Conditions Precedent to Term Loan.  Lender’s obligation to advance the Term Loan is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)                                 Lender’s receipt of copies of the Loan Documents (including the Term Loan Note, executed by Borrower, and the Collateral Documents but excluding any Control Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Closing Date) executed and delivered by each applicable Credit Party, the Disclosure Letter, if and to the extent any update thereto is necessary between the Effective Date and the Closing Date (provided, that in no event may the Disclosure Letter be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)) and each other schedule to such Loan Documents (the Disclosure Letter and such other schedules to be in form and substance reasonably satisfactory to Lender);

(b)                                 Lender’s receipt of (i) true, correct and complete copies of the Operating Documents of each of the Credit Parties, and (ii) a Secretary’s Certificate, dated the Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to Lender);

(c)                                  Lender’s receipt of the Perfection Certificate for Borrower and its Subsidiaries, in form and substance reasonably satisfactory to Lender, if and to the extent any update thereto is necessary between the Effective Date and the Closing Date (provided, that in no event may the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update));

(d)                                 Lender’s receipt of a good standing certificate for each Credit Party (where applicable), certified by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation or formation of such Credit Party as of a date no earlier than thirty (30) days prior to the Closing Date;

(e)                                  Lender’s receipt of a Secretary’s Certificate with completed Borrowing Resolutions with respect to the Loan Documents and the Term Loan for each Credit Party, in form and substance reasonably satisfactory to Lender;

(f)                                   each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Lender;

(g)                                  Lender’s receipt of (i) an opinion of counsel to all of the Credit Parties other than Amicus Biologics, Inc. and (ii) an opinion of counsel to Amicus Biologics, Inc., in each case in form and substance reasonably satisfactory to Lender;

(h)                                 Lender’s receipt of (i) evidence that the products liability and general liability insurance policies maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender (such evidence to be in form and substance reasonably satisfactory to Lender);

(i)                                     Lender’s receipt of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(j)                                    payment of Lender Expenses and other fees then due as specified in Section 2.4 hereof;

(k)                                 Lender’s receipt of a certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to Lender); and

(l)                                     Lender’s receipt of a certificate, dated the Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.2 (such certificate to be in form and substance reasonably satisfactory to Lender).

3.2.                            Additional Conditions Precedent to Term Loan.  The obligation of Lender to advance the Term Loan is subject to the following additional conditions precedent:

(a)                                 the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the date on which the Term Loan is made (both with and without giving effect to the Term Loan) or as of such earlier date, as applicable); and

(b)                                 there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

3.3.                            Covenant to Deliver.  The Credit Parties agree to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to Lender within the time period prescribed therefor on such schedule.  The Credit Parties expressly agree that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in Lender’s sole discretion.

3.4.                            Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan, Borrower shall deliver to Lender by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto for the Term Loan executed by a Responsible Officer of Borrower.

4.                                      REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and make the Credit Extensions to be made on the Closing Date, each Credit Party, jointly and severally, represents and warrants to Lender that the following statements are true and correct as of the Effective Date and on the date on which the Term Loan is made (both with and without giving effect to the Term Loan):

4.1.                            Due Organization, Power and Authority.  Each of Borrower and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2.                            Equity Interests.  All of the outstanding Equity Interests in each Subsidiary of the Borrower, the Equity Interests of which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and, on the Closing Date, all such Equity Interests owned directly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens.  Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.

4.3.                            Authorization; No Conflict.  Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Credit Party or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.4.                            Government Consents; Third Party Consents.  Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Current Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to Lender in favor and for the benefit of Lender and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5.                            Binding Obligation.  Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

4.6.                            Collateral.  In connection with this Agreement, each Credit Party has delivered to Lender a completed certificate signed by such Credit Party (with respect to all Credit Parties, collectively, the “Perfection Certificate”).  Each Credit Party, jointly and severally, represents and warrants to Lender that:

(a)                                 (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth as of the Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the five (5) years prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date.  If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify Lender of such occurrence and provide Lender with such Credit Party’s organizational identification number.  Lender hereby agrees that the Perfection Certificate shall be updated or deemed to be updated after the Closing Date to reflect information provided in any written notice delivered by any Credit Party to Lender pursuant to Section 6.2; provided that any update to the Perfection Certificate by any Credit Party pursuant to Section 6.2 shall not relieve any Credit Party of any other Obligation under this Agreement.

(b)                                 (i) it has good title to, has rights in, and subject to Permitted Subsidiary Distribution Restrictions, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States other than the deposit accounts described in the Perfection Certificate delivered to Lender in connection herewith.

(c)                                  A true, correct and complete list of each pending, registered or issued Patent, Copyright and Trademark that, individually or together with any other such Patents, Copyrights or Trademarks, is material to the business of Borrower and its Subsidiaries, taken as a whole, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, and is owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries (collectively, the “Current Company IP”), including its name/title, current owner, registration, patent or application number, and registration or application date, is set forth on Schedule 4.6(c) of the Disclosure Letter.  Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i) to the Knowledge of Borrower, each item of owned Current Company IP is valid and subsisting and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated or become abandoned, and (ii) to the Knowledge of Borrower, each such item of Current Company IP which is licensed from another Person is valid and subsisting and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated, or become abandoned.  To the Knowledge of Borrower, there are no published patents, patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the Product.  Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by any Credit Party or any of its Subsidiaries, and has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof and, (ii) to the Knowledge of Borrower, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of the Product in the Territory or entitle such Person to ongoing payments.

(d)                                 (i) Each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter; and (ii) there are no Liens on any Current Company IP, other than Permitted Liens.

(e)                                  There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, except, in each case, that could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.  There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the

Current Company IP which is non-exclusively licensed to any Credit Party or any of its Subsidiaries, except, in each case, that could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP, nor to the Knowledge of Borrower, have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.

(f)                                   There are no unpaid fees or royalties under any Current Company IP Agreement that have become due, or are expected to become overdue.  Each Current Company IP Agreement is in full force and effect and, to the Knowledge of Borrower, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.  Neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default under any Current Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of Borrower, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(g)                                  No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.

(h)                                 No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of Borrower, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) the Current Company IP in any manner that could reasonably be expected to materially adversely affect the Product, or (ii) in the case of Current Company IP owned or co-owned or exclusively or non-exclusively licensed by any Credit Party or any of its Subsidiaries, except as set forth on Schedule 4.6(h) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP.

(i)                                     Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the Knowledge of Borrower, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP.

(j)                                    Except as noted on Schedule 4.6(j) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Restricted License.

(k)                                 In each case where an issued Patent within the Current Company IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(l)                                     There are no pending or, to the Knowledge of Borrower, threatened (in writing) claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, or (ii) that any Current Company IP is invalid or unenforceable.

(m)                             The manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory does not, to the Knowledge of Borrower, infringe or violate (or in the past infringed or violated) any issued or registered Third Party IP (including any issued

Patent within the Third Party IP) or, to the Knowledge of Borrower, constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP.

(n)                                 To the Knowledge of Borrower, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP.

(o)                                 To the Knowledge of Borrower, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Company IP or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Company IP or the subject matter thereof.

(p)                                 Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the pharmaceutical industry to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

(q)                                 To the Knowledge of Borrower, the Product made, used or sold under the Patents within the Current Company IP has been marked with the proper patent notice.

(r)                                    To the Knowledge of Borrower, at the time of any shipment of GALAFOLD™ occurring prior to the Effective Date, the units of GALAFOLD™ so shipped complied with their relevant specifications and were manufactured in accordance with current FDA Good Manufacturing Practices.

4.7.                            Adverse Proceedings, Compliance with Laws.  Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there are no Adverse Proceedings pending or, to the Knowledge of Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their respective assets or properties or revenues (including involving allegations of sexual harassment or misconduct by any officer of Borrower or any of its Subsidiaries) that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  Neither Borrower nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.8.                            Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.

(a)                                 The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2018 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein);

(b)                                 The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein;

(c)                                  Since December 31, 2017, there has not occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and

(d)                                 The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Effective Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

4.9.                            Solvency.  Borrower and its Subsidiaries, on a consolidated basis, are Solvent.  Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Borrower, nor do any circumstances exist which may result in the dissolution or liquidation of Borrower.

4.10.                     Payment of Taxes.  All foreign, federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

4.11.                     Environmental Matters.  Neither Borrower nor any of its Domestic Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  There are and, to the Knowledge of Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Domestic Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  To the Knowledge of Borrower, no predecessor of Borrower or any of its Domestic Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Domestic Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Borrower has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Domestic Subsidiaries’ predecessors), and neither Borrower’s nor any of its Domestic Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Domestic Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.  No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.12.                     Material Contracts.  After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of Borrower, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of Borrower, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto.  No Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of Borrower threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract.

4.13.                     Regulatory Compliance.  No Credit Party is or is required to be an “investment company”, and no Credit Party is a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.  No Credit Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board).  Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act.  Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively.  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

4.14.                     Margin Stock.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Credit Extensions or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause the Term Loan or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.  No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15.                     Subsidiaries.  Schedule 4.15 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of Borrower and each of its Subsidiaries and (b) sets forth the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.

4.16.                     Employee Matters.  Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change.  There is (a) no unfair labor practice complaint pending against Borrower or any of its Domestic Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Domestic Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Borrower, threatened in writing involving Borrower or any of its Domestic Subsidiaries, and (c) to the Knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Domestic Subsidiaries and, to the Knowledge of Borrower, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c), individually or together with any other matter specified in clause (a), (b) or (c), could reasonably be expected to result in a Material Adverse Change.

4.17.                     Full Disclosure.  None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein).  To the Knowledge of Borrower, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to Lender for use in connection with the transactions contemplated hereby.

4.18.                     FCPA; Patriot Act; OFAC.

(a)                                 None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA;

(b)                                 (i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the knowledge of Borrower, threatened in writing; and

(c)                                  None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is currently the target of or subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq.  Borrower will not, directly or, to the Knowledge of Borrower, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently the target of or subject to any U.S. sanctions administered by OFAC.

4.19.                     Health Care Matters.

(a)                                 Compliance with Health Care Laws.  Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

(b)                                 Compliance with FDA Laws.  Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including those related to the adulteration or misbranding of products within the meaning of Sections 501 and 502 of the Food Drug and Cosmetics Act (including any foreign equivalent, the “FDCA”), relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.  The Product distributed or sold in the Territory at all times during the past five (5) years has been (i) manufactured in all material respects in accordance with current FDA Good Manufacturing Practices and (ii) if and to the extent the Product is required to be approved or cleared by the FDA pursuant to the FDCA, the Product has been so approved or cleared.

(c)                                  Material Statements.  Within the past five (5) years, neither any Credit Party, nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of Borrower, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, would reasonably be expected to constitute a material violation of any Health Care Law.

(d)                                 Proceedings; Audits.  There is no material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority pending or, to the Knowledge of Borrower, threatened in writing against any Credit Party or any of its Subsidiaries relating to any of the Health Care Laws or FDA Laws.  To the Knowledge of Borrower, there are no facts, circumstances or conditions which could reasonably be expected to form the basis for any such material investigation, suit, claim, audit, action or proceeding, except as has been disclosed in the Exchange Act Documents.

(e)                                  Prohibited Transactions.  Within the past five (5) years, neither any Credit Party, nor, to the Knowledge of Borrower, any Subsidiary or any of officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law.  To the Knowledge of Borrower, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.) (or under any foreign equivalent).

(f)                                   Exclusion.  Neither any Credit Party nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of Borrower, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other health care program or is listed on the General Services Administration list of excluded parties; or (iv) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling the Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.

(g)                                  HIPAA.  Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including HIPAA, and each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, has implemented policies, procedures and training customary in the pharmaceutical industry or otherwise adequate to assure continued compliance and to detect non-compliance.  Each Credit Party neither is a “covered entity” as defined in 45 C.F.R. § 160.103 nor sponsors any “group health plans” as defined in 45 C.F.R. § 160.103.

(h)                                 Corporate Integrity Agreement.  Neither any Credit Party or Subsidiary, nor any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of Borrower, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party or is otherwise subject to any order, individual integrity agreement, or corporate integrity agreement with any U.S. Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.

4.20.                     Regulatory Approvals.

(a)                                 Each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory has all Regulatory Approvals material to its business and operations.

(b)                                 Each Credit Party, each Subsidiary (as applicable) and, to the Knowledge of Borrower, each licensee of a Credit Party or a Subsidiary of any Intellectual Property, is in compliance with, and at all times during the past five (5) years, has complied with, all applicable foreign, federal, state and local laws, rules, and regulations, governing the research, development, manufacture, production, use, commercialization, marketing, importing, distribution or sale of the Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency, the failure of compliance with which, individually or together with any other such failures, could reasonably be expected to result in a Material Adverse Change.  No Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules, or regulations, which could reasonably be expected to result in a Material Adverse Change.

4.21.                     Supply and Manufacturing.

(a)                                 To the Knowledge of Borrower, the Product has at all times been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of the Product, without the occurrence of any event causing inventory of the Product to have become exhausted prior to satisfying such demand or any other event in which the manufacture and release to the market of the Product does not satisfy the sales demand for the Product.

(b)                                 Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of Borrower, no manufacturer of the Product has received in the past five (5) years a Form 483 or is currently subject to a Form 483 impacting the Product with respect to any facility manufacturing the Product and that, with respect to each such Form 483, all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

4.22.                     Additional Representations and Warranties.

(a)                                 There is no Indebtedness other than Permitted Indebtedness described in clauses (a) and (b) of the definition of “Permitted Indebtedness”.

(b)                                 There are no Hedging Agreements other than: (i) with respect to capped call transactions entered into between Borrower and certain hedge counterparties in December 2016 in connection with Borrower’s unsecured convertible notes due December 15, 2023, which cover, subject to customary anti-dilution adjustments, the aggregate number of shares of common stock underlying such convertible notes; and (ii) a forward contract that Borrower entered into in June 2016 to economically hedge transactional exposure associated with commitments arising from trade accounts payable denominated in a currency other than the functional currency of the respective operating entity.  Borrower does not currently hedge interest rate exposure and, pursuant to Borrower’s investment policy, does not use derivative financial instruments in its investment portfolio.

5.                                      AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1.                            Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

5.2.                            Financial Statements, Notices.  Deliver to Lender:

(a)                                 Financial Statements.

(i)                                     Annual Financial Statements.  As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2018, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or scope of audit), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(ii)                                  Quarterly Financial Statements.  As soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending September 30, 2018, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC).  Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; and

(iii)                               Information During Event of Default.  As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as Lender may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

(b)                                 Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes.  Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of Borrower shall have obtained knowledge thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.

(c)                                  Legal Action Notice.  Prompt written notice (which shall be deemed given to the extent reported in the Borrower’s periodic reporting under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that could reasonably be expected to result in uninsured damages or costs to such Credit Party or such Subsidiary in an amount in excess of the materiality thresholds applied by Borrower in accordance with the Exchange Act and related regulations and standards for purposes of its Exchange Act reporting or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any foreign Governmental Authority, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and in each case, provide such additional information as Lender may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

5.3.                            Taxes.  Timely file all foreign, federal and state income and other material required Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves with respect thereto have been maintained in accordance with Applicable Accounting Standards and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale of any portion of any Collateral to satisfy such Tax or claim.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries).  No Subsidiary of a Credit Party or Borrower that owns or will own 65% or more of the voting Equity Interests of a Foreign Subsidiary that is a CFC is, or, without the Lender’s consent (which consent shall not be unreasonably withheld), will be treated as a disregarded entity for U.S. federal income tax purposes.

5.4.                            Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons.  Any products liability or general liability insurance maintained in the United States regarding Collateral shall name Lender as additional insured or loss payee, as applicable.  So long as no Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of the Borrower and its Subsidiaries (and Lender shall promptly remit to the Borrower any proceeds with respect to any insurance received by it).

5.5.                            Operating Accounts.  In the case of any Credit Party, contemporaneously with the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in the United States, subject such account to a Control Agreement that is reasonably acceptable to Lender.  For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in favor and for the benefit of Lender and the other Secured Parties in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Lender.  The provisions of the previous two (2) sentences shall not apply to deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, zero balance accounts, accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, merchant accounts, accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, accounts which constitute cash collateral in respect of a Permitted Lien and any account, the cash balance of which does not exceed $10,000,000 in the aggregate at any time (all such accounts, collectively, the “Excluded Accounts”).  Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days (or such longer period as Lender may agree in its sole discretion) following (i) the Closing Date to comply with the provisions of this Section 5.5 with regard to Collateral Accounts of the Credit Parties in existence on the Closing Date (or opened during such 90-day period (or such longer period as Lender may agree in its sole discretion)) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regard to Collateral Accounts of the Credit Parties acquired in connection with such Acquisition or other Investment.

5.6.                            Compliance with Laws.  Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws and the Federal Fair Labor Standards Act), except if the failure to comply therewith could not, individually or together with any other such failures, reasonably be expected to result in a Material Adverse Change.

5.7.                            Protection of Intellectual Property Rights.

(a)                                 Except as could not reasonably be expected to result in a Material Adverse Change, (i) protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory to be abandoned, forfeited or dedicated to the public or any Current Company IP Agreement to be terminated by Borrower or any of its Subsidiaries, as applicable, without Lender’s prior written consent (such consent not to be unreasonably withheld or delayed); provided, however, that with respect to any such Company IP that is not owned by Borrower or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Borrower or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)                                 (i) Except as Borrower may otherwise determine in its reasonable business judgment, use commercially reasonable efforts, at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A)  prosecute and maintain the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability

(including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any Company IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.

5.8.                            Books and Records.  Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.

5.9.                            Access to Collateral; Audits.  Allow Lender, or its agents or representatives, at any time during the occurrence and continuance of an Event of Default during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books.  The foregoing inspections and audits shall be at the relevant Credit Party’s expense.

5.10.                     Use of Proceeds.  (a) Use the proceeds of the Term Loan solely to fund its general corporate requirements and (b) not use the proceeds of the Term Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by Lender, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to Lender.

5.11.                     Further Assurances.  Promptly upon the reasonable written request of Lender, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by Lender to maintain, protect and enforce Lender’s Lien in favor and for the benefit of Lender and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement and the other Loan Documents, subject to Permitted Liens; provided, however, that with respect to any pledge of Equity Interests of Foreign Subsidiaries which, pursuant to Section 5.12 hereof, are required to be pledged to secure the Obligations, the Credit Parties and their Subsidiaries shall not be required to take any action under laws outside the United States to attach, maintain, perfect, protect or enforce the Lien of Lender in favor and for the benefit of Lender and the other Secured Parties on any such Collateral.

5.12.                     Additional Collateral; Guarantors.

(a)                                 From and after the Closing Date, except as otherwise approved in writing by Lender, each Credit Party shall cause each of its Domestic Subsidiaries (other than Excluded Subsidiaries) to guarantee the Obligations and to cause each such Domestic Subsidiary to grant to Lender in favor and for the benefit of Lender and the other Secured Parties a first priority security interest in and Lien upon, and pledge to Lender in favor and for the benefit of Lender and the other Secured Parties, subject to Permitted Liens, all of such Domestic Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing, to secure such guaranty; provided, that such Credit Party’s obligations to cause any Domestic Subsidiaries formed or acquired after the Closing Date to take the foregoing actions shall be subject to the timing requirements of Section 5.13.  Furthermore, except as otherwise approved in writing by Lender, each Credit Party, from and after the Closing Date, shall, and shall cause each of its Subsidiaries to: (i) grant Lender in favor and for the benefit of Lender and the other Secured Parties a first priority security interest in and Lien upon, and pledge to Lender in favor and for the benefit of Lender and the other Secured Parties, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each of its Domestic Subsidiaries; and (ii) grant Lender in favor and for the benefit of Lender and the other Secured Parties a first priority security interest in and Lien upon, and pledge to Lender in favor and for the benefit of Lender and the other Secured Parties, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests), if any, in each Foreign Subsidiary (other than any Excluded Subsidiary).  In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to Lender, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to Lender or duly executed in blank, in each case reasonably satisfactory to Lender.  In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to Lender an executed uncertificated stock control agreement among the issuer, the registered owner and Lender substantially in the form attached as an Annex to the Security Agreement.

(b)                                 In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) in excess of $10,000,000, unless otherwise agreed by Lender, such Person shall execute or deliver, or cause to be executed or delivered, to Lender, (i) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days after receipt of notice from Lender that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to Lender, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Lender, in form and substance (including any endorsements) and in an amount reasonably satisfactory to Lender insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to Lender by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to Lender, in form and substance satisfactory to Lender.

5.13.                     Formation or Acquisition of Subsidiaries.  If Borrower or any of its Subsidiaries at any time after the Closing Date forms or acquires a Domestic Subsidiary (other than an Excluded Subsidiary) (including by division), as promptly as practicable but in no event later than thirty (30) days (or such longer period as Lender may agree in its sole discretion) after such formation or acquisition: (a) without limiting the generality of clause (d) below, Borrower will cause such Domestic Subsidiary to execute and deliver to Lender a joinder to the Security Agreement in the form attached thereto and any relevant IP Security Agreement or other Collateral Documents, as applicable; (b) Borrower will deliver to Lender (i) true, correct and complete copies of the Operating Documents of such Domestic Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of such Operating Documents are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to Lender) and (iii) a good standing certificate for such Domestic Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation; (c) Borrower will deliver to Lender a Perfection Certificate, updated to reflect the formation or acquisition of such Domestic Subsidiary; and (d) Borrower will cause such Domestic Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Domestic Subsidiary.  Borrower and Lender hereby agree that any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of the joinder contemplated by clause (a) above.  Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.

5.14.                     Post-Closing Requirements.  Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as Lender may agree in its sole discretion), which shall include, among other things, that notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is ninety (90) days following the Closing Date (or such longer period as Lender may agree in its sole discretion) to comply with the provisions of Section 5.5 with regard to Collateral Accounts of the Credit Parties in existence on the Closing Date or opened during such 90-day period (or such longer period as Lender may agree in its sole discretion).  All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.

5.15.                     Environmental.

(a)                                 Deliver to Lender:

(i)                                     as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii)                                  promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;

(iii)                               as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(iv)                              prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that, individually or together with any other such proposed actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)                                 with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Lender in relation to any matters disclosed pursuant to this Section 5.15(a).

(b)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

6.                                      NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1.                            Dispositions.  Convey, sell, lease, transfer, assign, covenant not to sue, enter into a coexistence agreement, exclusively or non-exclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral or any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers (unless otherwise expressly provided in Section 6.6(b)).

6.2.                            Fundamental Changes.  Without at least ten (10) days prior written notice to Lender, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.

6.3.                            Mergers, Acquisitions, Liquidations or Dissolutions.

(a)                                 Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:

(i)                                     any Subsidiary of Borrower may merge or consolidate with or into Borrower, provided that Borrower is the surviving entity,

(ii)                                  any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower, provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to Lender a joinder to the Security Agreement in the form attached thereto and any relevant IP Security Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation to;

(iii)                               any Subsidiary of Borrower may divide itself into two (2) or more entities or be dissolved or liquidated, provided that the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and

(iv)                              any Permitted Investment may be structured as a merger or consolidation; or

(b)                                 make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.

6.4.                            Indebtedness.  Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.

6.5.                            Encumbrances.  Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral, or (ii) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by Lender or failure of Lender to perform an obligation of Lender under the Loan Documents.

6.6.                            No Further Negative Pledges; Negative Pledge.

(a)                                 No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit

Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor and for the benefit of Lender and the other Secured Parties with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6(a), other than Permitted Negative Pledges.

(b)                                 Notwithstanding Section 6.1, no Credit Party will sell, assign, transfer, exchange or otherwise dispose of, or create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for: (i) Permitted Liens; (ii) transfers between or among Credit Parties, provided that any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor and for the benefit of Lender and the other Secured Parties are taken contemporaneously with the completion of any such transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement, provided that such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.

6.7.                            Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 5.5 hereof.

6.8.                            Distributions; Investments.

(a)                                 Pay any dividends or make any distribution or payment on or redeem, retire or purchase any Equity Interests, except, in each case of this Section 6.8, for Permitted Distributions.

(b)                                 Directly or indirectly make any Investment other than Permitted Investments.

6.9.                            No Restrictions on Subsidiary Distributions.  No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Borrower, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.

6.10.                     Subordinated Debt  Make or permit any voluntary or optional prepayment of any Subordinated Debt or Permitted Convertible Bond Indebtedness, except: (i) the conversion by Borrower of any Permitted Convertible Bond Indebtedness issued and outstanding as of the Effective Date into or in exchange for other securities; (ii) cash payments to redeem any such Permitted Convertible Bond Indebtedness or to induce or to settle the conversion of any such Permitted Convertible Bond Indebtedness by the holders thereof, provided, however, that the closing price per share of Borrower’s publicly-traded common stock on the day on which Borrower offers to make any such cash payments (or if any such day is not a Business Day, on the first Business Day immediately preceding such day) is less than 1.2 times the conversion price of such Permitted Convertible Bond Indebtedness; (iii) under the terms of any subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject; (iv) replacements, refinancings or exchanges of any Subordinated Debt or Permitted Convertible Bond Indebtedness with any Indebtedness permitted to be incurred under Section 6.4; (v) any prepayment, exchange or conversion of any Permitted Convertible Bond Indebtedness that is made or settled in Equity Interests of Borrower or, solely in respect of any fractional shares to be issued, in cash; and (vi) with the proceeds from substantially concurrent equity contributions or issuances of new Equity Interests or Permitted Indebtedness of Borrower.

6.11.                     Amendments or Waivers of Organizational Documents.  Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would reasonably be expected to result in a Material Adverse Change.

6.12.                     Compliance.

(a)                                 Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;

(b)                                 No ERISA Affiliate shall cause or suffer to exist (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or

(c)                                  Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.

6.13.                     Compliance with Anti-Terrorism Laws.  Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.  No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Person listed on the OFAC Lists.  Each Credit Party shall promptly (but in any event within three (3) Business Days) notify Lender in writing upon any Responsible Officer of Borrower having knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

6.14.                     Amendments or Waivers of Current Company IP Agreements.  (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Current Company IP Agreements, in each case of this Section 6.14, which could reasonably be expected to, individually or together with any other such waivers, amendments, cancellations, terminations, exercises or failures, result in a Material Adverse Change.

7.                                      EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.                            Payment Default.  Any Credit Party fails to (a) make any payment of any principal of the Term Loan when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which five (5) Business Day cure period shall not apply to any payments due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) or Section 2.2(b)(ii) hereof).  A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) or Section 2.2(b)(ii) hereof).

7.2.                            Covenant Default.

(a)                                 The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.12, 5.13 or 5.14 or (ii) violate any covenant in Section 6; or

(b)                                 The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure continues for ten (10) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by Lender.  Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

7.3.                            Material Adverse Change.  A Material Adverse Change of the type described in clause (ii) or clause (iii) of the definition of “Material Adverse Change” occurs.

7.4.                            Attachment; Levy; Restraint on Business.

(a)                                 (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $10,000,000 on deposit or otherwise maintained with Lender, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or

(b)                                 (i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower and its Subsidiaries from conducting any material part of their business, taken as a whole.

7.5.                            Insolvency.

(a)                                 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking:  (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)                                 Any Credit Party shall:  (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder).

7.6.                            Other Agreements.  Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000.

7.7.                            Judgments.  One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $10,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8.                            Misrepresentations.  Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.

7.9.                            Loan Documents; Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by Lender or failure of Lender to perform an obligation of Lender under the Loan Documents.

7.10.                     Subordinated Debt.  Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement, other than with respect to Permitted Liens.

7.11.                     ERISA Event.  An ERISA Event occurs that, individually or together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.

8.                                      RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1.                            Rights and Remedies.  While an Event of Default occurs and continues, Lender may, without notice or demand:

(a)                                 declare all Obligations (including, for the avoidance of doubt, the Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations, including the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, are automatically and immediately due and payable without any action by Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)                                 stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)                                  settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of the Collateral Accounts;

(d)                                 make any payments and do any acts it considers necessary or reasonable to protect the Collateral or Lender’s security interest in favor and for the benefit of Lender and the other Secured Parties in the Collateral.  Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates.  Lender or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest in favor and for the benefit of Lender and the other Secured Parties and pay all expenses incurred.  Borrower grants Lender a license to enter and occupy (and for its agents or representatives to enter and occupy) any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(e)                                  apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

(f)                                   ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  With respect to any and all Intellectual Property owned by any Credit Party and included in Collateral, each Credit Party hereby grants to Lender, for the benefit of all Secured Parties, as of the Closing Date, a non-exclusive, royalty-free license or other right to use, without charge, such Intellectual Property in advertising for sale and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties.  Each Credit Party shall retain the right to control Lender’s use of its trade names and Trademarks and such trade names and Trademarks, together with the goodwill associated therewith, are and remain the exclusive property of the Credit Parties, and any and all use of the same by Lender shall inure to the benefit of the Credit Parties;

(g)                                  place a “hold” on any account maintained with Lender or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)                                 demand and receive possession of Borrower’s Books regarding Collateral; and

(i)                                     exercise all rights and remedies available to Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance).

8.2.                            Power of Attorney.  Borrower hereby irrevocably appoints Lender and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits.  Borrower hereby appoints Lender and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of Lender’s security interest in favor and for the benefit of Lender and the other Secured Parties in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lender is not under any further obligation to make Credit Extensions hereunder.  The foregoing appointment of Lender and any Related Party thereof as Borrower’s attorney in fact, and all of Lender’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

8.3.                            Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Lender shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.  If

Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

8.4.                            Lender’s Liability for Collateral.  So long as Lender complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person.  In no event shall Lender have any liability for any diminution in the value of the Collateral for any reason.  Borrower bears all risk of loss, damage or destruction of the Collateral.

8.5.                            No Waiver; Remedies Cumulative.  Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  The exercise by Lender of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by Lender of any Event of Default is not a continuing waiver.  Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6.                            Demand Waiver; Makewhole Amount; Prepayment Premium.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.  Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by Lender’s declaration thereof, as provided in Section 8.1(a), and Borrower shall pay the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, as compensation to Lender for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9.                                      NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below.  Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512

Attention:  Samantha Prout
Telephone: (609) 662-3871

Email: sprout@amicusrx.com

with a copy to:

Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512

Attention:  Ellen Rosenberg
Telephone: (609) 662-5019

Email: erosenberg@amicusrx.com

with a copy to (which shall not constitute notice) to:

Pepper Hamilton LLP
3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103.2799
Attn:  Bradley J. Boericke
Telephone:  (215) 981-4790
Facsimile: (215) 981-4750

Email:  boerickeb@pepperlaw.com

If to Lender:                                                                           BioPharma Credit PLC

c/o Beaufort House

51 New North Road

Exeter EX4 4EP

United Kingdom

Attn:  Company Secretary

Tel: +44 01 392 477 500

Fax:  +44 01 392 253 282

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn:  Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email:  pg@PharmakonAdvisors.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn:  Geoffrey E. Secol

Phone: (212) 872-8081

Fax: (212) 872-1002

Email:  gsecol@akingump.com

10.                               CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by

Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Lender.  Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT.  EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.                               GENERAL PROVISIONS

11.1.                     Successors and Assigns.

(a)                                 This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.

(b)                                 No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of Lender.  Lender may sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, including with respect the Term Loan, to any third party without Borrower’s prior written consent, including to grant a participation in all or any part of, or any interest in, Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to the Term Loan (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, that Lender may not make a Lender Transfer to a Competitor of Borrower without Borrower’s prior written consent.

(c)                                  In the case of a Lender Transfer in the form of a participation granted by Lender to any third party, (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or other modification hereto, in each case subject to the terms and conditions of this Agreement.  Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than Lender (the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.

(d)                                 Lender shall record any Lender Transfer in the Register.  Lender shall provide Borrower with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated.  For the avoidance of doubt, if Lender sells a participation it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided, however, that Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)                                  Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void.

11.2.                     Indemnification.

(a)                                 Borrower agrees to indemnify and hold harmless each of Lender and its Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of that Indemnified Person (or its Affiliates or controlling Persons or their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.  This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.

(b)                                 To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.3.                     Severability of Provisions.  In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4.                     Correction of Loan Documents.  Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as Lender provides the Credit Parties with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to Lender.  In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

11.5.                     Amendments in Writing; Integration.

(a)                                 No amendment or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and Lender.  Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b)                                 This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.6.                     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7.                     Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8.                     Confidentiality.  Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of Lender or any of its Affiliates or when disclosed to Lender or any of its Affiliates, or becomes part of the public domain after disclosure to Lender or any of its Affiliates, in each case, other than as a result of a breach by Lender or any of its Affiliates of the obligations under this Section 11.8; or (ii) disclosed to Lender or any of its Affiliates by a third party if Lender or any of its Affiliates do not know that the third party is prohibited from disclosing the information.  Lender shall not disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents.  The foregoing in this Section 11.8 notwithstanding, Lender may disclose Confidential Information: (a) to any of Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (including, for the avoidance of doubt, in connection with any proposed Lender Transfer); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), Lender agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over Lender or as otherwise required in connection with Lender’s examination or audit by such regulators; (e) as Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of Lender; and (g) to any of Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of this Section 11.8 shall survive the termination of this Agreement.

11.9.                     Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between any Credit Party and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10.              Right of Set-Off.  In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.  Lender agrees promptly to notify Borrower after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

11.11.              Marshalling; Payments Set Aside.  Lender shall not be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Lender or Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12.              Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

11.13.              Captions.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.              Construction of Agreement.  The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15.              Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16.              No Advisory or Fiduciary Duty.  Lender may have economic interests that conflict with those of the Credit Parties.  Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Lender, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand.  Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between Lender, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) Lender has not assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether Lender or any of its affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate.  Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

12.                               DEFINITIONS

12.1.                     Definitions.  For the purposes of and as used in the Loan Documents:  (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter.  As used in this Agreement, the following capitalized terms have the following meanings:

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Additional Consideration” is defined in Section 2.7.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of Borrower, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members.  As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise.  In no event shall Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Agreement” is defined in the preamble hereof.

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Anti-Terrorism Laws” means any Anti-Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Accounting Standards” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person).  For the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement pursuant to which Borrower or any Subsidiary acquires rights to promote or market the products of another Person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person fifty percent (50%) or more owned by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Lender pursuant to Section 3.1 approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the Term Loan), together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) and title(s) of the officers of such Person authorized to execute the Loan Documents to which such Person is a party on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Person shall have delivered to Lender a further certificate canceling or amending such prior certificate.

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London or the Cayman Islands.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with Applicable Accounting Standards, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means

(a)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or, in the case of any Foreign Subsidiary, by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;

(b)                                 certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(c)                                  commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two (2) years after the date of acquisition;

(d)                                 repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e)                                  investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;

(f)                                   investments in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g)                                  other investments in accordance with the Borrower’s investment policy as of the Closing Date.

“CFC “ means a “controlled foreign corporation” under Section 957 of the IRC.

“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation with Borrower) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a majority of shares of the then outstanding capital stock of Borrower ordinarily entitled to vote in the election of directors; (b) a sale of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower in which Borrower is not the surviving Person.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the Term Loan is advanced by Lender, which, subject to the satisfaction of the conditions precedent to the Term Loan set forth in Section 3.1, Section 3.2 and Section 3.4, shall be ten (10) Business Days following the Effective Date (unless otherwise mutually agreed in writing by Borrower and Lender).

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien in favor and for the benefit of Lender and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Assets.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to Lender in favor and for the benefit of Lender and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company IP” means any and all of the following, as they exist in and throughout the world: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the Current Company IP, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and all data provided in any of the foregoing.

“Competitor” means, at any time of determination, any Person that is an operating company directly and primarily engaged in the same or substantially the same line of business as Borrower and its Subsidiaries as of such time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation of that Person to pay an earn-out, milestone payment or similar contingent or deferred consideration to a counterparty incurred or created in connection with an Acquisition, Transfer, Investment or other sale or disposition, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to that Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, Lender and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which Lender obtains control (within the meaning of the Code) over such Collateral Account.

“Controlled Cash Amount” means, with respect to any date of determination, the aggregate balance of all Deposit Accounts established by or in the name of Borrower and maintained at or with any bank or other depository or financial institution located in the United States.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” means the Term Loan or any other extension of credit by Lender for Borrower’s benefit pursuant to this Agreement.

“Credit Party” means Borrower and each Guarantor.

“Current Company IP” is defined in Section 4.6(c).

“Current Company IP Agreement” means each of (a) the Amended and Restated License Agreement, dated October 31, 2008, by and between Borrower and Mount Sinai School of Medicine of New York University, and (b) the Second Restated Agreement, dated November 19, 2013, by and between Borrower and Galaxo Group Limited.

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by the Credit Parties to Lender, as updated on the Closing Date (if required).

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic CFC Holdco” means, with respect to any Credit Party, a Subsidiary of such Credit Party that (i) is organized, incorporated or formed under the laws of the United States or any state thereof and (ii) has no material assets other than equity in one or more Foreign Subsidiaries or Indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is organized, incorporated or formed under the laws of the United States or any state thereof (other than a Domestic CFC Holdco).

“Effective Date” is defined in the preamble hereof.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided that Equity Interests shall not include any Permitted Convertible Bond Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the IRC (or Section 430(j) of the IRC, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the IRC and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which would result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which would reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” is defined in Section 4.8(a).

“Excluded Accounts” is defined in Section 5.5.

“Excluded Assets” means, collectively: (i) leasehold interests in real property, (ii) fee interests in real property with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) less than $10,000,000, (iii) any other property or assets (other than Intellectual Property) as to which the creation or attachment of a lien is not governed by Article 9 of the UCC, and (iv) Excluded Property (as defined in the Security Agreement).

“Excluded Equity Interests” means, collectively: (i) any voting Equity Interests in excess of sixty-five percent (65.0%) of the issued and outstanding voting Equity Interests of (A) any Foreign Subsidiary that is a CFC or (B) a Domestic CFC Holdco; (ii) any Equity Interests of any Domestic Subsidiary with respect to which the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender in favor and for the benefit of Lender and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (iii) any Equity Interests of any Domestic Subsidiary with respect to which the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender in favor and for the benefit of Lender and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iv) any Equity Interests of any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; and (v) any Equity Interests of any other Domestic Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the cost of granting Lender in favor and for the benefit of Lender and the other Secured Parties a security interest, in and Lien upon, and pledging to Lender in favor and for the benefit of Lender and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.

“Excluded Subsidiaries” means, collectively, (i) any Subsidiary with respect to which the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender in favor and for the benefit of Lender and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender in favor and for the benefit of Lender and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by Borrower or such Subsidiary following Borrower’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Subsidiary that owns properties and assets with an aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) of less than $10,000,000; and (v) any other Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the cost of granting Lender in favor and for the benefit of Lender and the other Secured Parties a security interest in and Lien upon, and pledging to Lender in favor and for the benefit of Lender and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are otherwise Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires an interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such, intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration (and any foreign equivalent, including the European Agency for the Evaluation of Medicinal Products).

“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211 and 600 (and any foreign equivalents).

“FDA Laws” means all applicable statutes, rules, regulations and orders administered or issued by FDA (and any foreign equivalent).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Foreign Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is not a Domestic Subsidiary.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.

“Guarantor” means any Subsidiary that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) any and all federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) federal and state laws and regulations governing the confidentiality of patient information, including HIPAA; (c) accreditation standards and requirements of all applicable state laws or regulatory bodies; (d) any and all federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (f) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (g) all reporting and disclosure requirements under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (h) all other applicable health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, policies, administrative guidance and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (i) any and all federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (A) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (B) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud, and (C) any insurance, health maintenance organization or managed care Requirements of Law; and (j) any and all foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, statutes, guidelines, requirements and policies which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries in any manner.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, any and all rules or regulations promulgated from time to time thereunder, and any state laws with regard to the security and privacy of health information which are not preempted by the Health Insurance Portability and Accountability Act of 1996 pursuant to 45 C.F.R. Part 160, Subpart B.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business consistent with past practice which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business consistent with past practice which are not more than one hundred twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business consistent with past practice), including any obligation or liability to pay deferred or contingent purchase price or other consideration for such assets, properties, services or rights; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is one hundred and eighty (180) days after the Term Loan Maturity Date, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) all Contingent Obligations of such Person.  For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Bond Indebtedness, but shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for Indemnified Persons plus, if required, one local legal counsel in each relevant material jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a)                                 Copyrights, Trademarks, and Patents;

(b)                                 trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c)                                  (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d)                                 all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;

(e)                                  design rights;

(f)                                   IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g)                                  any similar or equivalent rights to any of the foregoing anywhere in the world.

“Interest Date” means the last day of each calendar quarter.

“Interest Period” means, with respect to the Term Loan, (a) the period commencing on (and including) the applicable borrowing date of the Term Loan and ending on (and including) the first Interest Date following such Borrowing, provided, that if such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, (y) the next Payment Date, provided, that if any such day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Payment Date and (z) the Term Loan Maturity Date.  For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next Interest Date, the next Payment Date or the Term Loan Maturity Date, as described above.

“Interest Rate Determination Date” means (a) initially, the Closing Date and (b) thereafter, the first day of each Interest Period (or, if any such day is not a Business Day, the first Business Day immediately following such day).

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.

“IP Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between Borrower and Lender, each dated as of the Closing Date, and (b) any Intellectual Property Security Agreement entered into by and between Borrower and Lender after the Closing Date in accordance with the Loan Documents.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Knowledge” or to the “knowledge” of Borrower and similar qualifications or phrases means the actual knowledge, after reasonable investigation, of the Responsible Officers of Borrower or such other Credit Party, as the context dictates.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means (i) all reasonable and documented out-of-pocket fees and expenses of Lender and its Related Parties for developing, preparing, amending, modifying, negotiating, executing and delivering, and administering the Loan Documents or any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses (but limited to the reasonable and documented out-of-pocket fees and expenses of one legal counsel to Lender and its Related Parties (taken as a whole) (plus, if required, one local legal counsel to Lender and its Related Parties (taken as a whole) in each relevant material jurisdiction)), and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by Lender and its Related Parties (but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees and expenses of one primary counsel for Lender and its Related Parties (taken as a whole), and, of a single local counsel to Lender and its Related Parties (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of one additional primary firm of counsel for all such affected parties (taken as a whole) and one additional firm of local counsel for all such affected parties (taken as a whole) in each relevant material jurisdiction)), in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).

“Lender Transfer” is defined in Section 11.1(b).

“LIBOR Rate” means, as of any Interest Rate Determination Date and for any Interest Period, the rate per annum equal to (a) the rate of interest appearing via a Bloomberg Terminal on Page US003M Index of the

Bloomberg Financial Markets Information System (or any successor page) for three-month Dollar deposits or (b) if no such rate is available via a Bloomberg Terminal, the rate of interest determined by Lender to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under clause (a) or (b) above at approximately 11:00 a.m., London time, on such Interest Rate Determination Date for a period of three months; provided, however, that, for purposes of calculating the Term Loan Rate, the LIBOR Rate shall at all times have a floor of one percent (1.00%); provided, further, that, for purposes of calculating the Term Loan Rate, the LIBOR Rate shall at all times be subject to a cap equal to the sum of (i) 1.50%, plus (ii) the LIBOR Rate on the Closing Date.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Note, the Security Agreement, the IP Agreements, the Perfection Certificates, any Control Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of Lender in connection with this Agreement, and any other present or future agreement between or among a Credit Party and Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto.

“Makewhole Amount” means, as of any date of determination occurring prior to the 24th-month anniversary of the Closing Date, an amount equal to the present value (using a discount rate equal to the U.S. Treasury rate for a comparable period plus 0.50%) of the sum of all interest accruing from such date through the 24th-month anniversary of the Closing Date.

“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

“Margin Stock” is defined in Section 4.14.

“Material Adverse Change” means any material adverse change in or effect on: (i) the business, financial condition, properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole, since December 31, 2017; (ii) without limiting the generality of clause (i) above, the rights of the Credit Parties, taken as a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (iii) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (iv) the binding nature or validity of, or the ability of Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents.

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change.  For the avoidance of doubt, each Current Company IP Agreement is a Material Contract.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Government Authorities promulgated in connection with such program (whether or not having the force of law).

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and all laws, rules, regulations, manuals, or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries could incur material liability.

“Net Sales” means, as of any date of determination and solely with respect to sales of the Product, the line item “product revenue, net” (which includes a reduction for product sales allowances) of Borrower and its Subsidiaries for the period in question occurring either prior to or after such date, as the context dictates, determined on a consolidated basis in accordance with Applicable Accounting Standards.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount, the Prepayment Premium and any other fees, expenses, indemnities and amounts any Credit Party owes Lender now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.

“OFAC” is defined in Section 4.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between Lender and the jurisdiction imposing such Tax (other than connections arising solely from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” is defined in Section 11.1(d).

“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.  For the avoidance of doubt, patents and patent applications under this definition include all those filed with the U.S. Patent and Trademark Office.

“Patriot Act” is defined in Section 3.1(i).

“Payment/Advance Form” means that certain form attached hereto as Exhibit A.

“Payment Date” means each of the date that is (a) the 48th-month anniversary of the Closing Date, (b) the 51st-month anniversary of the Closing Date, (c) the 54th-month anniversary of the Closing Date, (d) the 57th-month anniversary of the Closing Date and (e) the Term Loan Maturity Date, as the context dictates.

“Perfection Certificate” is defined in Section 4.6.

“Permitted Acquisition” means any Acquisition, so long as:

(a)                                 no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)                                 the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same or a related line of business as that then-conducted by Borrower or its Subsidiaries, including the treatment, prevention, palliation or diagnosis of any human or veterinary disease, disorder or condition, or (ii) a line of business that is ancillary to or in furtherance of a line of business as that then-conducted by Borrower or its Subsidiaries;

(c)                                  in the case of an Asset Acquisition, the subject assets are being acquired or licensed by Borrower or a Subsidiary of Borrower, and (i) if acquired or licensed by a Credit Party the applicable Person shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by Lender in order to include the newly acquired or licensed assets within the Collateral, as applicable, to the extent required by Section 5.12, and (ii) if acquired or licensed by a Subsidiary of Borrower that is not a Credit Party, then the Controlled Cash Amount as of the date immediately following such Acquisition, after giving effect to such Acquisition, shall be not less than the lesser of (x) $125,000,000 and (y) the Controlled Cash Amount as of the date immediately prior to such Acquisition;

(d)                                 in the case of a Stock Acquisition, either (i) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party, and the relevant Credit Party shall have complied with its obligations under Section 5.13; or (ii) the Controlled Cash Amount as of the date immediately following such Acquisition, after giving effect to such Acquisition, shall be not less than the lesser of (x) $125,000,000 and (y) the Controlled Cash Amount immediately prior to such Acquisition; and

(e)                                  any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Bond Hedge Transaction” means any call, call spread or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a fundamental change of Borrower or other change of, or adjustment with respect to, the common stock of Borrower) purchased or otherwise entered into by Borrower in connection with the issuance of any Permitted Convertible Bond Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction (or in the case of capped calls, where such proceeds are not received but are reflected in a reduction of the premium), does not result in the incurrence of additional Indebtedness by Borrower (other than Indebtedness from the issuance of Permitted Convertible Bond Indebtedness in connection with such Permitted Bond Hedge Transaction).

“Permitted Convertible Bond Indebtedness” means any of the following: (a) Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into Equity Interests of Borrower; provided, that (i) Permitted Convertible Bond Indebtedness shall be unsecured, (ii) no Subsidiary of Borrower shall guarantee Permitted Convertible Bond Indebtedness if such Subsidiary does not also provide a guarantee of the Obligations, (iii) Permitted Convertible Bond Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Borrower in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Borrower in its good faith judgment), (iv) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Permitted Convertible Bond Indebtedness or would result therefrom, (v) Permitted Bond Indebtedness matures on a date that is at least one month following the Term Loan Maturity Date, and (vi) Borrower shall have delivered to Lender a certificate of a Responsible Officer of Borrower certifying as to the foregoing; and (b) Indebtedness incurred under Borrower’s unsecured convertible senior notes due December 15, 2023.

“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:

(a)                                 Dividends, distributions or other payments by any Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Wholly-Owned Subsidiary;

(b)                                 Dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;

(c)                                  Redemptions by Borrower in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(d)                                 Any such payments arising from a Permitted Acquisition or other Permitted Investment by Borrower or any of its Subsidiaries;

(e)                                  The conversion by Borrower of any Permitted Convertible Bond Indebtedness issued and outstanding as of the Effective Date into or in exchange for other securities, the redemption of any such Permitted Convertible Bond Indebtedness for cash, or cash payments to induce or settle the conversion of any such Permitted Convertible Bond Indebtedness by the holders thereof, in each case pursuant to the terms of such Permitted Convertible Bond Indebtedness;

(f)                                   The payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(g)                                  Cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(h)                                 In connection with any Acquisition or other Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;

(i)                                     The distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(j)                                    Dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;

(k)                                 Dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(l)                                     purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;

(m)                             Issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;

(n)                                 the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the issuer thereof held by any future, present or former employee, consultant, officer or director (or spouse or trust for the benefit of any of the foregoing or any lineal descendants thereof) of such issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (n) do not exceed in any calendar year the sum of (i) $10,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;

(o)                                 any payment of premium to a counterparty under a Permitted Bond Hedge Transaction in accordance with the definition thereof;

(p)                                 any payment or delivery in connection with a Permitted Warrant Transaction by (i) delivery of shares of the Borrower’s common stock upon net share settlement thereof, (ii) set-off or payment of an early termination payment or similar payment thereunder, in each case, in the Borrower’s common stock upon any early termination thereof or (iii) in the event of cash settlement upon settlement, any payment of a cash settlement or equivalent amount; and

(q)                                 other payments in respect of Equity Interests in an aggregate amount at any time not to exceed $10,000,000.

“Permitted Indebtedness” means:

(a)                                 Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the Effective Date and shown on Schedule 12.1 of the Disclosure Letter;

(c)                                  Subordinated Debt and Permitted Convertible Bond Indebtedness; provided, that in each case any such Indebtedness is not secured by any Collateral; provided, further, that any and all such Indebtedness does not exceed $400,000,000 in the aggregate at any time outstanding;

(d)                                 Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) capital lease obligations;

(e)                                  Indebtedness in connection with corporate credit cards, purchasing cards or bank card products;

(f)                                   guarantees of Permitted Indebtedness;

(g)                                  Indebtedness assumed in connection with an Acquisition or other Investment, so long as such Indebtedness was not incurred in connection with, or in anticipation of, such Acquisition or other Investment;

(h)                                 Indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit entered into in the ordinary course of business consistent with past practice;

(i)                                     Indebtedness owed (i) by a Credit Party to another Credit Party, (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party, (iii) by a Credit Party to a

Subsidiary of Borrower that is not a Credit Party or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party, provided that, the Controlled Cash Amount as of the date immediately following the incurrence of such Indebtedness pursuant to this clause (iv), after giving effect to such incurrence, is not less than $125,000,000;

(j)                                    Indebtedness consisting of Contingent Obligations set forth in clause (a) of the definition of “Contingent Obligation” (i) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Credit Party, (ii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Subsidiary of Borrower which is not a Credit Party, (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Credit Party, (iv) of a Credit Party of lease obligations of a Subsidiary of Borrower which is not a Credit Party, or (v) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Subsidiary of Borrower which is not a Credit Party not to exceed $10,000,000 in the aggregate at any time outstanding;

(k)                                 Indebtedness consisting of Contingent Obligations (i) set forth in clause (b) of the definition of “Contingent Obligation”, and (ii) set forth in clause (c) of the definition of “Contingent Obligation” in connection with any Permitted Acquisition;

(l)                                     Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) of Borrower after the Effective Date, or Indebtedness of any Person that is assumed after the Effective Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or such merger or consolidation) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired or such Indebtedness arises as a result of an earn-out or similar arrangement, (B) no Subsidiary of Borrower (other than a Subsidiary without significant assets formed in order to effect such acquisition, including by way of a merger) or Borrower shall guarantee or otherwise become liable for the payment of such Indebtedness, (C) if any other Subsidiary of Borrower becomes liable for or guarantees such Indebtedness, its liability or guarantee with respect to such Indebtedness shall at all times be subordinated to its obligations hereunder, if any, pursuant to a subordination, intercreditor or other similar agreement in form and substance reasonably satisfactory to Lender, and (D) such Indebtedness would not otherwise result in a Default or Event of Default;

(m)                             Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business consistent with past practice;

(n)                                 Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business consistent with past practice;

(o)                                 Indebtedness in respect of netting services or overdraft protection in connection with deposit or securities accounts in the ordinary course of business consistent with past practice;

(p)                                 Indebtedness consisting of the financing of insurance premiums in the ordinary course of business consistent with past practice;

(q)                                 Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business consistent with past practice;

(r)                                    Other Indebtedness in an aggregate amount outstanding at any time not to exceed $10,000,000; and

(s)                                   subject to the proviso immediately below, extensions, refinancings, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition of “Permitted

Indebtedness” or Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness in clauses (a) through (q) above, provided, that in the case of clauses (b) and (g) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof) or in the case of clause (c) above are not modified to shorten the maturity thereof.

Notwithstanding the foregoing, “Permitted Indebtedness” shall not include any Hedging Agreements other than those described in Section 4.22(b) hereof and those entered into in connection with a Permitted Bond Hedge Transaction and foreign exchange or interest rate hedging transactions not for speculative purposes.

“Permitted Investments” means:

(a)                                 Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;

(b)                                 Investments consisting of cash and Cash Equivalents;

(c)                                  Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practice;

(d)                                 subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;

(e)                                  [reserved];

(f)                                   Investments in connection with Permitted Transfers;

(g)                                  Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business consistent with past practice, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h)                                 Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business consistent with past practice;

(i)                                     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business consistent with past practice; provided that this clause (i) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(j)                                    joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(k)                                 Investments required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition);

(l)                                     Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;

(m)                             Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Borrower in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) such Investment would not otherwise result in a Default or Event of Default;

(n)                                 Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business consistent with past practice;

(o)                                 Investments by (i) any Credit Party in any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party and (iv) any Credit Party in a Subsidiary of Borrower which is not a Credit Party, provided that, the Controlled Cash Amount as of the date immediately following such Investment pursuant to this clause (iv), after giving effect to such Investment, is not less than $125,000,000;

(p)                                 Without limiting the generality of clause (k) above, Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder; and

(q)                                 other Investments in an aggregate amount at any time not to exceed $10,000,000;

provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding the foregoing, “Permitted Investments” shall not include any Hedging Agreements other than those described in Section 4.22(b) hereof and those entered into in connection with a Permitted Bond Hedge Transaction and foreign exchange hedging transactions not for speculative purposes.

“Permitted Liens” means:

(a)                                 Liens in favor and for the benefit of Lender and the other Secured Parties pursuant to any Loan Document;

(b)                                 Liens existing on the Effective Date and set forth on Schedule 12.3 of the Disclosure Letter;

(c)                                  Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with Applicable Accounting Standards;

(d)                                 (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) pledges and deposits in the ordinary course of business securing liability to landlords (including obligations in respect of letters of credit or bank guarantees for the benefit of landlords) or other contractual obligations and (iv) pledges or deposits to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(e)                                  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(f)                                   Liens (including the right of set-off) in favor of banks or other financial institutions arising in connection with deposit or securities accounts held at such institutions; provided that such Liens are not given in connection with the incurrence of Indebtedness and relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business consistent with past practice in connection with the establishment or maintenance of such accounts; provided, further, that such Liens are within the general parameters customary in the banking industry;

(g)                                  Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business consistent with past practice or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(h)                                 Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Acquisition, Investment or other acquisition of assets or property not otherwise prohibited under this Agreement;

(i)                                     Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 6.4 hereof;

(j)                                    Liens securing Indebtedness permitted under clause (d) and (r) (solely with respect to extensions, refinancings, modifications, amendments and restatements of Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness”) of the definition of “Permitted Indebtedness”;

(k)                                 rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Equity Interests of any joint venture or other Persons that are not Subsidiaries;

(l)                                     to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with an Acquisition or any other Investment;

(m)                             licenses, sublicenses, leases or subleases (other than relating to Intellectual Property) granted to others in the ordinary course of business consistent with past practice not interfering in any material respect with the business of any Credit Party or any of its Subsidiaries;

(n)                                 Liens on cash or other current assets pledged to secure: (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products or (ii) letters of credit or bank guarantees or (iii) hedging transactions described in Section 4.22(b) hereof or any Permitted Bond Hedge Transaction and foreign exchange hedging transactions not for speculative purposes entered into after the Closing Date;

(o)                                 Liens on properties or assets of Borrower or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, other than (i) any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and (ii) Equity Interests of any Subsidiary;

(p)                                 Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials, architects’ and repairmen’s Liens, and other like Liens;

(q)                                 Other Liens, provided that the aggregate outstanding amount of Indebtedness secured thereby shall not exceed $10,000,000 at any time; and

(r)                                    the modification, replacement, extension or renewal of the Liens described in clauses (a) through (p) above, but any such modification, replacement, extension or renewal must be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and the principal amount of any Indebtedness secured by such modification, replacement, extension or renewal may not increase other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with the same; provided, however, that to the extent any of the foregoing Liens secure Indebtedness of a Credit Party, such Liens shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.

“Permitted Negative Pledges” means:

(a)                                 prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)                                 prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)                                  prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)                                 customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)                                  prohibitions or limitations imposed by Requirements of Law;

(f)                                   prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(g)                                  customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(h)                                 customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(i)                                     customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(j)                                    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)                                 restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(l)                                     prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(m)                             prohibitions or limitations imposed by any Loan Document;

(n)                                 customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(o)                                 limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)                                 customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)                                 prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)                                    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:

(a)                                 prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)                                 prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)                                  prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)                                 customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)                                  prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business consistent with past practice that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(f)                                   prohibitions or limitations imposed by Requirements of Law;

(g)                                  prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(h)                                 customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(i)                                     customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(j)                                    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)                                 customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(l)                                     restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(m)                             prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(n)                                 prohibitions or limitations imposed by any Loan Document;

(o)                                 customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(p)                                 customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)                                 prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)                                    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Transfers” means:

(a)                                 Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory;

(b)                                 Transfers of Inventory in the ordinary course of business consistent with past practice;

(c)                                  Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)                                 Transfers made in connection with Permitted Liens;

(e)                                  Transfers of cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)                                   Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor and for the benefit of Lender and the other Secured Parties are taken contemporaneously with the completion of any such transfer, and (ii) between or among non-Credit Parties;

(g)                                  the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party;

(h)                                 the sale or discount without recourse of accounts receivable arising in the ordinary course of business consistent with past practice in connection with the compromise or collection thereof;

(i)                                     any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice and that (ii) would not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document in any material respect;

(j)                                    Transfers by Borrower or any of its Subsidiaries pursuant to: (i) a non-exclusive license of (or grant of a covenant not to sue with respect to) Intellectual Property or a non-exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights to third parties,; (ii) an exclusive license of (or grant of a covenant not to sue with respect to) Intellectual Property or an exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights, to third parties, in each case, solely with respect to portions of the Territory outside of the United States, Europe and Japan; (iii) a non-exclusive license of (or grant of a covenant not to sue with respect to) technology or Intellectual Property to third parties for developing technology or providing technical support; and (iv) a non-exclusive or an exclusive manufacturing license to third parties in the ordinary course of business consistent with past practice;

(k)                                 intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business consistent with past practice;

(l)                                     Transfers of Equity Interests in Scioderm Limited to a Credit Party or a Subsidiary of a Credit Party; and

(m)                             other Transfers, provided that the aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) of the properties or assets Transferred pursuant to this clause (m) shall not exceed $10,000,000 at any time.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) sold by Borrower substantially contemporaneously with any purchase by Borrower of a related Permitted Bond Hedge Transaction, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).

“Prepayment Premium” means, with respect to any prepayment of the Term Loan by Borrower pursuant to Section 2.2(c), an amount equal to the product of the amount of such prepayment, multiplied by:

(a)                                 if such prepayment occurs prior to the 36th-month anniversary of the Closing Date, 0.02; and

(b)                                 if such prepayment occurs after the 36th-month anniversary of the Closing Date but prior to the Term Loan Maturity Date, 0.01.

“Private Third Party Payor Programs” means all U.S. third party payor programs in which any Credit Party or its Subsidiaries participates, including Managed Care Plans, or any other private insurance programs, but excluding all Governmental Payor Programs.

“Product” means, collectively, (a) GALAFOLD™, (ii) any successor to GALAFOLD™ and (iii) any other product that includes migalastat hydrochloride.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a U.S. Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals.

“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Product.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, FDA Laws and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.

“Responsible Officers” means, with respect to Borrower, collectively, the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer of Borrower.

“Restricted License” means any material license or other agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee, (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under could interfere with Lender’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secured Parties” means any Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Closing Date, by and among the Credit Parties and Lender, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and Lender may otherwise agree.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value), on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business consistent with past practice and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Disputes” is defined in Section 4.6(j).

“Springing Maturity Determination Date” is defined in Section 2.2(b)(ii).

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.

“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination or other similar agreement that is in form and substance reasonably satisfactory to Lender (which agreement shall include turnover provisions that are reasonably satisfactory to Lender); (b) except as permitted by clause (d) below or otherwise permitted by Section 6.10, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before the Term Loan Maturity Date; (c) does not include covenants and agreements (other than with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements in the Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to the final maturity thereof except in the case of an event of default or change of control (or the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.

“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” is defined in Section 2.2(a).

“Term Loan Amount” means an aggregate original principal amount equal to One Hundred and Fifty Million Dollars ($150,000,000.00).

“Term Loan Maturity Date” means the 60th-month anniversary of the Closing Date.

“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Rate” is defined in Section 2.3(a)(i).

“Territory” means, with respect to the Product, anywhere in the world in which the Product has been approved by the relevant Governmental Authority, or in which any activities have been undertaken with respect to the commercialization of the Product, including (a) advertising, promoting, marketing, offering, selling, importing, exporting, transporting, and distributing the Product, (b) strategic marketing or sales force detailing, educating, and liaising with the medical community, (c) obtaining necessary licenses and authorization from applicable Governmental Authorities, (d) interacting with the FDA and other Governmental Authorities regarding any of the foregoing, and (e) producing, manufacturing or supplying the Product.

“Third Party IP” is defined in Section 4.6(l).

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Transfer” is defined in Section 6.1.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.

“voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person.  Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

AMICUS THERAPEUTICS, INC.,
as Borrower

By	/s/ William D. Baird, III
Name:	William D. Baird, III
Title:	Chief Financial Officer

Signature Page to Loan Agreement

CALLIDUS BIOPHARMA, INC.,
as an additional Credit Party

By	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	Vice President and Secretary

Signature Page to Loan Agreement

SCIODERM, INC.,
as an additional Credit Party

By	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	President

Signature Page to Loan Agreement

MIAMED, INC.,
as an additional Credit Party

By	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	President

Signature Page to Loan Agreement

AMICUS THERAPEUTICS US, INC.,
as an additional Credit Party

By	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	President

Signature Page to Loan Agreement

AMICUS BIOLOGICS, INC.,
as an additional Credit Party

By	/s/ Bradley L. Campbell
Name:	Bradley L. Campbell
Title:	President

Signature Page to Loan Agreement

BIOPHARMA CREDIT PLC,
as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to Loan Agreement

EXHIBIT A — PAYMENT/ADVANCE FORM

The undersigned, being the duly elected and acting                                             of AMICUS THERAPEUTICS, INC., a Delaware corporation (“Borrower”), does hereby certify, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, to BIOPHARMA CREDIT PLC (“Lender”), in connection with that certain Loan Agreement dated as of September 19, 2018 by and among Borrower, Lender and the other parties thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that, subject to the satisfaction (or waiver by Lender) of the conditions precedent to the Term Loan set forth in Section 3 of the Loan Agreement, on the Closing Date:

1.                                      the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Closing Date or as of such earlier date, as applicable);

2.                                      no Default or Event of Default has occurred since the Effective Date or is occurring as of the date hereof;

3.                                      each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;

4.                                      all conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loan to be made on the Closing Date have been satisfied (or waived in writing by Lender);

5.                                      no Material Adverse Change has occurred since the Effective Date;

6.                                      the undersigned is a Responsible Officer of Borrower; and

7.                                      the proceeds of the Term Loan shall be disbursed as set forth on Attachment A hereto.

Dated:                     , 2018

[signature page follows]

AMICUS THERAPEUTICS, INC.,
as Borrower

By

Name:

Title:

EXHIBIT B

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED.  PLEASE CONTACT SAMANTHA PROUT, PRINCIPAL ACCOUNTING OFFICER AND CONTROLLER OF THE COMPANY, AT PHONE NUMBER (609) 662-3871 FOR THE ISSUE DATE OF THE NOTE THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

TERM LOAN NOTE

$150,000,000.00	Dated: [ ], 2018

FOR VALUE RECEIVED, the undersigned, AMICUS THERAPEUTICS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to BIOPHARMA CREDIT PLC (“Lender”), or its registered assignees, the principal amount of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000.00), plus interest on the aggregate unpaid principal amount hereof at a per annum rate equal to the LIBOR Rate plus seven and one-half percent (7.50%) per annum, and in accordance with the terms of the Loan Agreement dated as of September 19, 2018 by and among Borrower, Lender and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make (A) four (4) equal quarterly payments of principal in an amount equal to twelve and one-half percent (12.50%) of the Term Loan Amount commencing on the first Payment Date and continuing on the following three (3) Payment Dates, provided, that if any such day is not a Business Day, the applicable payment shall be due and payable on the first Business Day immediately preceding such Payment Date, and (B) one payment of principal in an amount equal to fifty percent (50.0%) of the Term Loan Amount on the Term Loan Maturity Date.  Interest shall accrue on this Term Loan Note commencing on, and including, the date of this Term Loan Note, and shall accrue on this Term Loan Note, or any portion thereof, for the day on which this Term Loan Note or such portion is paid.  Interest on this Term Loan Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Term Loan Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Term Loan Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 and Section 2.2(b)(ii) of the Loan Agreement.

This Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Term Loan Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Note Register; Ownership of Note.  The ownership of an interest in this Term Loan Note shall be registered on a record of ownership maintained by Lender.  Notwithstanding anything else in this Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Term Loan Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Term Loan Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Term Loan Note on the part of any other Person.

IN WITNESS WHEREOF, Borrower has caused this Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

AMICUS THERAPEUTICS, INC.,
as Borrower

By

Name:

Title:

EXHIBIT C

FORM OF SECURITY AGREEMENT

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

Dated as of September 28, 2018

by

AMICUS THERAPEUTICS, INC.

(as Borrower),

CALLIDUS BIOPHARMA, INC.

(as Guarantor),

SCIODERM, INC.

(as Guarantor),

MIAMED, INC.,

(as Guarantor),

AMICUS THERAPEUTICS US, INC.

(as Guarantor),

and

AMICUS BIOLOGICS, INC.

(as Guarantor),

and

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO

in favor of

BIOPHARMA CREDIT PLC

(as Lender on behalf of itself and the other Secured Parties)

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TABLE OF CONTENTS
(continued)

ANNEXES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement
Annex 4	Form of Uncertificated Stock Control Agreement

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GUARANTY AND SECURITY AGREEMENT, dated as of September 28, 2018, by AMICUS THERAPEUTICS, INC., a Delaware corporation (“Borrower”), CALLIDUS BIOPHARMA, INC., a Delaware corporation (as a Guarantor), SCIODERM, INC., a Delaware corporation (as a Guarantor), MIAMED, INC., a Delaware corporation (as a Guarantor), AMICUS THERAPEUTICS US, INC., a Delaware corporation (as a Guarantor), AMICUS BIOLOGICS, INC., a Florida corporation (as a Guarantor) and each other Person that becomes a party hereto pursuant to Section 8.6 (together with Borrower and such Guarantors, “Grantors”), in favor of BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (“Lender”) on behalf of itself and each other Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of September 19, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Borrower, Lender and the other parties thereto, Lender agrees to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor other than Borrower agrees to guaranty, jointly and severally, the Obligations (as defined in the Loan Agreement) of Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of Lender to extend credit to Borrower under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to Lender for the benefit of itself and the other Secured Parties.

NOW, THEREFORE, in consideration of the mutual premises herein contained and for valuable consideration the receipt and sufficiency of which is hereby acknowledged and to induce Lender and the Credit Parties to enter into the Loan Agreement and to induce Lender to make extensions of credit to Borrower thereunder, each Grantor hereby agrees with Lender, each intending to be legally bound, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1.                                 Definitions.  Capitalized terms used herein without definition are used as defined in the Loan Agreement.

(a)                                 The following terms have the meanings given to them in the Code and terms used herein without definition that are defined in the Code have the meanings given to them in the Code (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “documents”, “deposit account”, “general intangible”, “goods”, “instruments”, “right”, “money”, “proceeds”, “record”, and “security”.

(b)                                 The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office.

“AT-GAA” means the Grantors’ therapy, currently in clinical development, that consists of a recombinant human acid alpha-glucosidase (rhGAA) enzyme with an optimized carbohydrate structure (designated by Borrower as ATB200) administered with a small molecule pharmacological chaperone.

“Collateral” has the meaning specified in Section 3.1.

“Excluded Property” means, collectively:  (i) any “intent to use” United States Trademark applications for which a statement of use or an amendment to allege use has not been filed (but only until such statement is filed) solely to the extent, if any, that, and only during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark applications under applicable federal law; (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to Lender, in favor of and for the benefit of itself and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to Lender thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law; (iii) any other permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to Lender, in favor of and for the benefit of itself and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to Lender thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by such Grantor or Borrower following their respective commercially reasonable efforts to obtain the same; (iv) any other asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the grant to Lender, in favor of and for the benefit of itself and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to Lender thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by such Grantor or Borrower following their respective commercially reasonable efforts to obtain the same; (v) any property or asset subject or purported to be subject to a Lien under any Collateral Document held by any Grantor that is a non-Wholly-Owned Subsidiary with respect to which, the grant to Lender, in favor of and for the benefit of itself and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to Lender thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents of, the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary (other

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than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Documents, joint venture agreement, shareholder agreement or other contract is in effect; (vi) any asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the cost, difficulty, burden or consequences (including adverse Tax consequences) of granting Lender a security interest therein and Lien thereupon, and pledging to Lender thereof, to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to Lender thereby; (vii) any rights under any Federal or state governmental license, permit, franchise or authorization to the extent that the granting of a security interest therein is specifically prohibited or restricted by any Requirements of Law; (viii) any asset or property subject to a Permitted Lien to the extent the documents governing such Permitted Lien or the Permitted Indebtedness secured thereby validly prohibit other Liens on such assets or property, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law, (ix) all Intellectual Property and other tangible and intangible assets and property related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of AT-GAA, and proceeds thereof; (x) any non-US Intellectual Property; (xi) Excluded Equity Interests; (xii) Excluded Accounts,; provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by Guarantors as set forth in this Agreement.

“IP License” means all express and implied grants or rights to make, have made, use, sell, reproduce, distribute, modify, or otherwise exploit any Intellectual Property, as well as all covenants not to sue and co-existence agreements (and all related IP Ancillary Rights), whether written or oral, relating to any Intellectual Property.

“NDA” means a new drug application filed with the FDA pursuant to Section 505(b) of the FDCA, along with all supplements and amendments thereto.

“Pledged Certificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) of any Domestic Subsidiary (other than an Excluded Subsidiary) and all Equity Interests (other than Excluded Equity Interests) of any Foreign Subsidiary (other than an Excluded Subsidiary) that is directly owned by a Domestic Subsidiary evidenced by a certificate, instrument or other similar document (as defined in the Code), in each case owned by any Grantor, including a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership that has issued Pledged Certificated Stock or as a member of any limited liability company that has issued Pledged

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Certificated Stock, and a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any corporation, partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all certificated Equity Interests listed on Schedule 1 of the Security Disclosure Letter.  “Pledged Certificated Stock” includes, for the avoidance of doubt, any Pledged Uncertificated Stock that subsequently becomes certificated.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) of any Domestic Subsidiary (other than an Excluded Subsidiary) and all Equity Interests (other than Excluded Equity Interests) of any Foreign Subsidiary (other than an Excluded Subsidiary) that is directly owned by a Domestic Subsidiary that is not Pledged Certificated Stock, in each case owned by any Grantor, including Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company not constituting Pledged Certificated Stock, a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 1 of the Security Disclosure Letter, to the extent such interests are not certificated.

“Reporting Date” means the date on which financial statements are required to be delivered with respect to the last day of any fiscal period pursuant to Section 5.2(a)(i) or (ii) of the Loan Agreement.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Security Disclosure Letter” means the security agreement disclosure letter, dated as of the date hereof, delivered by the Grantors to Lender.

Section 1.2.                                 Certain Other Terms.

(a)                                 For the purposes of and as used in this Agreement: (i) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (ii) each authorization herein shall be deemed irrevocable and coupled with an interest; and (iii) where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)                                 Other Interpretive Provisions.

(i)                                     Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

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(ii)                                  This Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)                               Certain Common Terms.  The words “include”, “included” and “including” are not limiting and mean “including without limitation.”  The word “or” has the inclusive meaning represented by the phrase “and/or”.  The word “shall” is mandatory.  The word “may” is permissive.  The singular includes the plural and the plural includes the singular.

(iv)                              Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)                                 Contracts.  Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any contract, agreement, instrument or other document, including this Agreement and the other Loan Documents, shall be deemed to include any and all amendments, supplements or modifications thereto or restatements or substitutions thereof, in each case which are in effect from time to time, but only to the extent such amendments, supplements, modifications, restatements or substitutions are not prohibited by the terms of any Loan Document.

(vi)                              Laws.  Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto, and references to any law, statute, treaty, order, policy, rule or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting such law, statute, treaty, order, policy, rule or regulation.

(vii)                           Excluded Property.  Notwithstanding anything to the contrary herein, the representations, warranties and covenants set forth herein in relation to the assets of the Grantors shall not apply to any Excluded Property.

ARTICLE II

GUARANTY

Section 2.1.                                 Guaranty.  To induce Lender to make the Term Loan to Borrower on the Closing Date, each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the

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Obligations of Borrower existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.  Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Secured Party hereunder or under any other Loan Document.

Section 2.2.                                 Limitation of Guaranty.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder (the “Maximum Guaranteed Amount”) shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.7 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3.                                 Authorization; Other Agreements.  Lender on behalf of itself and the other Secured Parties is hereby authorized, without notice, to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following but subject in all cases to the terms and conditions of the other Loan Documents:

(a)                                 subject to compliance with Section 11.5 of the Loan Agreement and Section 8.5 hereof, (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)                                 apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)                                  refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)                                 (i) subject to compliance with Section 6.1 hereof, sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof

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and (iv) otherwise deal in any manner with Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)                                  settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.4.                                 Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense (other than the indefeasible payment in full of the Guaranteed Obligations as specified in clause (f) below), whether arising in connection with or in respect of any of the following clauses (a) through (f) or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following clauses (a) through (f) (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Lender):

(a)                                 the invalidity or unenforceability of any obligation of Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)                                 the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)                                  the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)                                 any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any other Guarantor or any of Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)                                  any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default and during the continuance thereof by Lender on behalf of itself and any other Secured Party to proceed separately against any Collateral in accordance with Lender’s and any other Secured Party’s rights under any applicable Requirements of Law; or

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(f)                                   any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any other Guarantor or any other Subsidiary of Borrower, in each case other than the indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations).

Section 2.5.                                 Waivers.  To the fullest extent permitted by Requirements of Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following:  (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Borrower or any other Guarantor.  Until the indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations), each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.6.                                 Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that reasonable and diligent inquiry would reveal, and each Guarantor hereby agrees that neither Lender nor any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event Lender, or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Person shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Lender or any other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Section 2.7.                                 Contribution.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term Loan and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

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ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1.                                 Collateral.  For the purposes of this Agreement, the following tangible and intangible assets and property now owned or at any time hereafter acquired, developed or created by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, in each case, wherever located, is collectively referred to as the “Collateral”:

(a)                                 All Current Company IP Agreements to which a Grantor is a party and the rights of such Grantor thereunder relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the United States;

(b)                                 all of a Grantor’s right, title and interest in, to and under any NDA relating to the sale and marketing of the Product in the United States;

(c)                                  any and all United States Patents, Trademarks and other Company IP owned by a Grantor specifically relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory;

(d)                                 all Pledged Stock;

(e)                                  any and all Collateral Accounts;

(f)                                   all books, records, ledger cards, files, correspondence, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information specifically relating to any of the other property described in the foregoing clauses (a) through (f) of this Section 3.1; and

(g)                                  all proceeds and products of or in respect of any of the foregoing;

excluding, however, all Excluded Assets.

Section 3.2.                                 Grant of Security Interest in Collateral.  Without limiting any other security interest granted to Lender, in favor of and for the benefit of itself and the other Secured Parties, each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby pledges, hypothecates and grants to Lender, in favor and for the benefit of itself and the other Secured Parties, to secure the payment and performance in full of all of the Obligations for the benefit of Lender and the other Secured Parties, a first priority Lien (subject only to Permitted Liens) on and continuing security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, wherever located in the United States (or, solely in the case of Pledged Stock of a Foreign Subsidiary (other than an Excluded Subsidiary), wherever located), whether now owned or

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hereafter acquired or arising; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on, and “Collateral” shall not include, any Excluded Property; provided, further, that if and when any property or asset shall cease to be Excluded Property, a first priority Lien (subject only to Permitted Liens) on and security interest in such property or asset shall be deemed granted therein and, therefore, “Collateral” shall then include any such property or asset.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents, each Grantor, jointly and severally with each other Grantor, represents and warrants each of the following to Lender and the other Secured Parties:

Section 4.1.                                 Title; No Other Liens.  Except for the Lien granted to Lender for the benefit of itself and the other Secured Parties pursuant to this Agreement and any other Permitted Liens under any Loan Document (including Section 4.2 hereof), such Grantor owns or otherwise has the rights it purports to have in each item of the Collateral, free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) except for Permitted Domestic Subsidiary Distribution Restrictions, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than any Permitted Liens.

Section 4.2.                                 Perfection and Priority.  Other than in respect of money and other Collateral subject to Section 9-311(a)(1) of the Code, the security interest granted pursuant to this Agreement constitutes a valid and continuing first priority perfected security interest (subject, in the case of priority only, to Permitted Liens that are expressly permitted (if at all) by the terms of the Loan Agreement or this Agreement to have superior priority to the Lien and security interest in favor of Lender) in favor of Lender in all Collateral, subject, for the following Collateral, to the occurrence of the following:  (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Code, the completion of the filings and other actions specified on Schedule 2 of the Security Disclosure Letter (which, in the case of all filings and other documents referred to on such schedule, have been duly authorized by the applicable Guarantor); (b) with respect to any deposit account over which a Control Agreement is required pursuant to Section 5.5 of the Loan Agreement, the execution of Control Agreements; (c) in the case of all United States Trademarks, Patents and Copyrights for which Code filings are insufficient to effectuate perfection, all appropriate filings having been made with the Applicable IP Office, as applicable; (d) in the case of all Pledged Certificated Stock, the delivery thereof to Lender of such Pledged Certificated Stock consisting of instruments and certificates, in each case, properly endorsed for transfer to Lender or in blank; (e) in the case of all Pledged Uncertificated Stock, the delivery to Lender of an executed uncertificated stock control agreement among the issuer, the registered owner and Lender in the form attached as Annex 4 hereto; and (f) in the case of all other instruments that are not Pledged Stock, if any, the delivery thereof to Lender of such instruments.  Such Lien on and security interest in Pledged Stock shall be prior to all other Liens on such Collateral, subject to Permitted Liens having

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priority over Lender’s Lien by operation of law or as and to the extent expressly permitted (if at all) by any Loan Document.  Except to the extent expressly not required pursuant to the terms of the Loan Agreement or this Agreement, all actions by each Grantor necessary or desirable to protect and perfect the first priority Lien on and security interest in the Collateral granted hereunder have been duly taken.

Section 4.3.                                 Pledged Stock.

(a)                                 The Pledged Stock issued by any Subsidiary of any Grantor pledged by such Grantor hereunder (i) consist of the number and types of Equity Interests listed on Schedule 1 of the Security Disclosure Letter and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 1 of the Security Disclosure Letter, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), and (ii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.  As of the date any Joinder Agreement or Pledge Amendment is delivered pursuant to Section 8.6, the Pledged Stock pledged by each applicable Grantor thereunder (x) is listed on the applicable schedule attached to such Joinder Agreement or Pledge Amendment, as applicable, and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such schedule, (y) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (z) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)                                 (i) All Pledged Certificated Stock has been delivered to Lender in accordance with Section 5.2(a), and (ii) with respect to Pledged Uncertificated Stock, uncertificated stock control agreements in the form attached as Annex 4 hereto have been delivered to Lender in accordance with Section 5.2(a).

(c)                                  Upon the occurrence and during the continuance of an Event of Default, Lender for the benefit of itself and the other Secured Parties shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

ARTICLE V

COVENANTS

Each Grantor agrees with Lender to the following, until the indefeasible payment in full of the Obligations (other than inchoate indemnity obligations) and unless Lender on behalf of itself and the other Secured Parties otherwise consents in writing:

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Section 5.1.                                 Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)                                 Subject to the occurrence of the actions described in Section 4.2, which each Grantor shall promptly undertake, and except to the extent perfection is either (i) mutually agreed between Borrower and Lender not to be required under this Agreement or the other Loan Documents or (ii) mutually agreed between Borrower and Lender to be effected by filings of financing statements or amendments thereto to be made by Lender or its Related Party pursuant to Section 7.2, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall warrant and defend the Collateral covered by such security interest and such priority against the claims and demands of all Persons (other than Secured Parties).

(b)                                 Such Grantor shall furnish to Lender at any time and from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Lender may reasonably request in writing, all in reasonable detail and in form and substance reasonably satisfactory to Lender.

(c)                                  At any time and from time to time, upon the written request of Lender, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and the other Collateral Documents and of the rights and powers herein and therein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the Code (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Lender may reasonably request in writing that is consistent with the requirements hereof and of the other Loan Documents, including executing and delivering any Control Agreements required by Section 5.5 of the Loan Agreement with respect to the Collateral Accounts.

Section 5.2.                                 Pledged Stock.

(a)                                 Delivery of Pledged Stock.  Such Grantor shall, promptly but in any event within thirty (30) days (or such longer period as Lender may agree in its sole discretion) after acquiring any Pledged Stock not owned on the Closing Date, (i) deliver to Lender, in suitable form for transfer and in form and substance reasonably satisfactory to Lender, all such Pledged Stock that is Pledged Certificated Stock, and (ii)  cause the issuer of any such Pledged Stock that is Pledged Uncertificated Stock to execute an uncertificated stock control agreement in the form attached hereto as Annex 4, pursuant to which, inter alia, such issuer agrees to comply with Lender’s instructions with respect to such Pledged Uncertificated Stock without further consent by such Grantor, and, for the avoidance of doubt, if any such Pledged Uncertificated Stock becomes certificated, promptly (but in any event within thirty (30) days thereof) deliver to Lender, in suitable form for transfer and in form and substance reasonably satisfactory to Lender, all such certificates, instruments or other similar documents (as defined in the Code).

(b)                                 Event of Default.  During the continuance of any Event of Default and in connection with the exercise of rights or remedies hereunder or under any other Loan Document, Lender shall have the right, at any time in its discretion and without prior notice to Grantor, to

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(i) transfer to or to register in its name or in the name of its nominees any Pledged Stock and (ii) exchange any certificate or instrument representing or evidencing any Pledged Stock for certificates or instruments of smaller or larger denominations; provided, that Lender shall give written notice thereof to Grantor promptly following the occurrence (and, in any event, within two (2) Business Days of such occurrence) of any such transfer, registration or exchange.

(c)                                  Cash Distributions with respect to Pledged Stock.  Except as provided in Article VI and subject to any limitations set forth in the Loan Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Stock.

(d)                                 Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Stock; provided, however, that no vote shall be cast, consent, waiver or ratification given or right exercised (or failed to be exercised) or other action taken (or failed to be taken) by such Grantor in any manner that would reasonably be expected to (i) violate or be inconsistent with any of the terms of this Agreement or any other Loan Document or (ii) have the effect of materially impairing such Collateral or the position or interests of the Secured Parties.

Section 5.3.                                 Intellectual Property.  Not later than the next Reporting Date, such Grantor shall execute and deliver to Lender in form and substance reasonably acceptable to Lender and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Collateral consisting of any newly-acquired Copyrights, Trademarks or Patents (as applicable) of such Grantor registered in the Applicable IP Office.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1.                                 Code and Other Remedies.

(a)                                 Code Remedies.  During the continuance of an Event of Default, Lender on behalf of itself and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement, any IP Agreement, any other Loan Document or in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights, powers and remedies of a secured party under the Code or any other Requirements of Law or in equity.

(b)                                 Disposition of Collateral.  During the continuance of an Event of Default, without limiting the generality of the foregoing, Lender may (personally or through its agents or attorneys), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Requirements of Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived):  (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice or opportunity for a

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hearing on Lender’s claim or action; (ii) collect, receive, appropriate and realize upon any Collateral; (iii) store, process, repair or recondition the Collateral or otherwise prepare any Collateral for disposition in any manner to the extent Lender deems appropriate; and (iv) sell, assign, license out, convey, transfer, grant option or options to purchase or license and deliver any Collateral (or enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender, on behalf of itself and the other Secured Parties, shall have the right, upon any such public sale or sales and, to the extent permitted by the Code and other Requirements of Law, upon any such private sale or sales, to purchase or license the whole or any part of the Collateral so sold or licensed, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  Lender, as representative of all Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the Code, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Lender on behalf of itself and the other Secured Parties, at such sale.  If Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Lender and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Grantor shall be credited with proceeds of the sale.  Lender shall have no obligation to marshal any of the Collateral.

(c)                                  Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Lender’s request, it shall assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Lender also has the right to require that such Grantor store and keep any Collateral pending further action by Lender and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, normal wear and tear excepted, (iii) until Lender is able to sell, assign, license out, convey or transfer any Collateral, Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Lender and (iv) Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  Lender shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against other Persons with respect to any Collateral while such Collateral is in the possession of Lender.

(d)                                 Application of Proceeds.  Lender shall apply the cash proceeds received by it in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Lender and the other Secured Parties, including reasonable and documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Loan Agreement, and only after such application

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and after the payment by Lender of any other amount required by any Requirements of Law, need Lender account for the surplus, if any, to any Grantor.

(e)                                  Direct Obligation.  Neither Lender nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of Lender and any other Secured Party shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirements of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by any of them of any rights or remedies hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by Requirements of Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)                                   Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on Lender or any other Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Lender to do any of the following:

(i)                                     fail to incur significant costs, expenses or other liabilities reasonably deemed as such by Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)                                  fail to obtain permits, licenses or other consents for access to any Collateral to sell or license or for the collection or sale or licensing of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits, licenses or other consents for the collection or disposition of any Collateral;

(iii)                               fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)                              advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)                                 exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Lender, obtain the services of other brokers, investment bankers, consultants and

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other professionals to assist Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)                              dispose of assets in wholesale rather than retail markets;

(vii)                           disclaim warranties, such as title, merchantability, possession, non-infringement or quiet enjoyment; or

(viii)                        purchase insurance or credit enhancements to insure Lender and any other Secured Party against risks of loss, collection or disposition of any Collateral or to provide to Lender a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by Lender or any other Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Lender or any other Secured Party that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

Section 6.2.                                 Accounts and Payments in Respect of General Intangibles.

(a)                                 In addition to, and not in substitution for, any similar requirement in the Loan Agreement, if required by Lender at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles relating to the Collateral, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days of such collection) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender, in a Collateral Account, subject to withdrawal by Lender as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for Lender for the benefit of itself and the other Secured Parties, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles relating to the Collateral shall, upon Lender’s request, be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)                                 Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither Lender nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral by reason of or arising out of any Loan Document or the receipt by Lender or any other Secured Party of any payment relating thereto, nor shall Lender or any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any

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agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3.                                 Pledged Stock.

(a)                                 Voting Rights.  During the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Lender or a nominee on behalf of Lender or the other Secured Parties, who shall thereupon have the sole right to exercise such voting and other consensual rights, including the right to exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Stock at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Stock or otherwise, and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Stock as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Stock upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender on behalf of itself or the other Secured Parties may determine), all without liability except to account for property actually received by it; provided, however, that Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)                                 Proxies.  During the continuance of an Event of Default, in order to permit Lender on behalf of itself or the other Secured Parties to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Lender for the benefit of itself and the other Secured Parties an irrevocable proxy to vote all or any part of the Pledged Stock and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Stock would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Stock on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Stock or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon (i) the cure of any and all Events of Default or (ii) the indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

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(c)                                  Authorization of Issuers.  Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Stock pledged hereunder by such Grantor to, and each Grantor that is an issuer of Pledged Stock so pledged hereunder hereby agrees to (i) comply with any instruction received by it from Lender in writing that states that an Event of Default is continuing in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying, and (ii) during the continuance of such Event of Default, unless otherwise permitted hereby or by the Loan Agreement, pay any dividend or make any other payment with respect to the Pledged Stock directly to Lender for the benefit of itself and the other Secured Parties.

Section 6.4.                                 Proceeds to be Turned over to and Held by Lender.  Unless otherwise expressly provided in the Loan Agreement or this Agreement, during the continuance of an Event of Default and, upon written notice by Lender to the relevant Grantor or Grantors, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lender and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Lender for the benefit of itself and the other Secured Parties in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by Lender in cash or Cash Equivalents shall be held by Lender for the benefit of itself and the other Secured Parties in a Collateral Account.  All proceeds being held by Lender in a Collateral Account (or by such Grantor in trust for Lender and the other Secured Parties) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Agreement.

Section 6.5.                                 Sale of Pledged Stock.

(a)                                 Each Grantor recognizes that Lender may be unable to effect a public sale of any Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Lender shall be under no obligation to delay a sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)                                 Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of any portion of the Pledged Stock pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Lender and the other Secured Parties, that Lender and the other Secured Parties have no adequate remedy at law in

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respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement or a defense of indefeasible payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations).  Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Lender on behalf of itself and the other Secured Parties.

Section 6.6.                                 Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the reasonable and documented fees and disbursements of any attorney employed by Lender to collect such deficiency.

Section 6.7.                                 Collateral Accounts.  If any Event of Default shall have occurred and be continuing, Lender may apply the balance from any Collateral Account of a Grantor or instruct the bank at which any Collateral Account is maintained to pay the balance of any Collateral Account to or for the benefit of Lender on behalf of itself and the other Secured Parties, to be applied to the Secured Obligations in accordance with the terms hereof.

Section 6.8.                                 Directions, Notices or Instructions.  Lender or any Related Party thereof or any other Secured Party shall not take any action under or issue any directions, notice or instructions pursuant to any Control Agreement or similar agreement unless an Event of Default has occurred and is continuing.

ARTICLE VII

ADDITIONAL RIGHTS OF LENDER

Section 7.1.                                 Lender’s Appointment as Attorney-in-Fact.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints Lender and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender and its Related Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)                                     in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any such moneys due

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under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property (including any IP Ancillary Rights) or any IP Licenses included in the Collateral, execute, deliver and have recorded any document that Lender may request to evidence, effect, publicize or record Lender’s security interest in such Intellectual Property or IP Licenses and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and Lender’s (on behalf of itself and the other Secured Parties) rights and remedies with respect thereto;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or obtain or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)                              execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)                                 (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (E) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (F) assign or license any Intellectual Property included in the Collateral on such terms and conditions and in such manner as Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment or license and (G) generally, sell, assign, license, convey, transfer or grant a Lien on, make any contractual obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Lender on behalf of itself and the other Secured Parties were the absolute owner thereof for all purposes and do, at Lender’s option, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon any Collateral and Lender’s and the other Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)                              If any Grantor fails to perform or comply with any contractual obligation contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such contractual obligation.

(b)                                 The reasonable and documented out-of-pocket expenses of Lender and the other Secured Parties incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the Default Rate, from the date of payment by

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Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.

(c)                                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the indefeasible payment in full of the Secured Obligations (other than inchoate indemnity obligations), this Agreement is terminated and the security interests created hereby are released.

Section 7.2.                                 Authorization to File Financing Statements.  Until the Guaranteed Obligations are paid in full, each Grantor authorizes Lender and its Related Party, at any time and from time to time, without notice to any Grantor, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form, in such jurisdictions and in such offices as Lender reasonably determines appropriate to perfect or protect the security interests of Lender and the other Secured Parties under this Agreement or any other Loan Document (and Lender’s and the other Secured Parties’ rights in respect thereof).  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for Lender to have filed any initial financing statement or amendment thereto under the Code (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3.                                 Authority of Lender.  Each Grantor acknowledges that, as between Lender and the Grantors, Lender shall be conclusively presumed to be acting as agent for itself and all of the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4.                                 Duty; Obligations and Liabilities.

(a)                                 Duty of Lender.  Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account.  The powers conferred on Lender hereunder are solely to protect Lender’s and the other Secured Parties’ interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for its or their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Lender in good faith.

(b)                                 Obligations and Liabilities with respect to Collateral.  Neither Lender nor any other Secured Party nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any

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obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.                                 Reinstatement.  Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2.                                 Release of Collateral and Guarantee Obligations.

(a)                                 When all Obligations (other than inchoate indemnity obligations)  have indefeasibly been paid in full, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender or any other Secured Party and each Guarantor and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party (except as required hereunder), and all rights of Lender and any other Secured Party to the Collateral shall revert to the Grantors.

(b)                                 In connection with any termination or release pursuant to this Section 8.2, Lender shall, and to the extent required, Lender and each other Secured Party hereby authorizes Lender to, promptly execute and deliver to any Grantor all instruments, documents and agreements which such Grantor shall reasonably request in writing to evidence and confirm such termination or release (including termination statements under the Code), and will duly assign, transfer and deliver to such Grantor (or its designee), such of the Collateral that may be in the possession of Lender, all without further consent or joinder of Lender or any other Secured Party.

(c)                                  Any termination or release pursuant to this Section 8.2 is subject to reinstatement as provided in Section 8.1.

(d)                                 Upon the release of the Liens on any Collateral or of a Grantor from all of its obligations as a Credit Party under the Loan Agreement and as a Grantor hereunder, any

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representation, warranty or covenant contained in any Loan Document relating to any such Collateral or such Grantor, as applicable, shall no longer be deemed to be made.

(e)                                  Without limiting the generality of Section 2.4 of the Loan Agreement, Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by Lender and each other Secured Party in connection with the taking of any actions pursuant to or as otherwise contemplated by this Section 8.2.

Section 8.3.                                 Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  Upon any Event of Default and during the continuance thereof, Lender for the benefit of itself and the other Secured Parties may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4.                                 No Waiver by Course of Conduct.  Neither Lender nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of Lender or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Lender or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lender or any other Secured Party would otherwise have on any future occasion.

Section 8.5.                                 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.5 of the Loan Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2 attached hereto, respectively, in each case, duly executed by Lender and each Grantor directly affected thereby.

Section 8.6.                                 Additional Grantors and Guarantors; Additional Pledged Collateral.

(a)                                 Joinder Agreements.  If, at the option of Borrower or as required pursuant to Section 5.12 or Section 5.13 of the Loan Agreement, Borrower shall cause any Domestic Subsidiary (other than Excluded Subsidiaries) that is not a Grantor or Guarantor to become a Grantor and Guarantor hereunder, such Domestic Subsidiary shall execute and deliver to Lender a Joinder Agreement substantially in the form of Annex 2 attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

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(b)                                 Pledge Amendments.  To the extent any Pledged Stock has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 attached hereto (each, a “Pledge Amendment”) promptly (but no later than the date occurring thirty (30) days or such longer period as Lender may agree in is sole discretion) after such Pledged Stock is acquired.  Such Grantor authorizes Lender to attach each Pledge Amendment to this Agreement.

Section 8.7.                                 Notices.  All notices, requests and demands to or upon Lender or any Grantor hereunder shall be effected in the manner provided for in Section 9 of the Loan Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower’s notice address set forth in Section 9 of the Loan Agreement.

Section 8.8.                                 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 8.9.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10.                          Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11.                          Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to any principle of conflicts of law that could require the application of the law of any other jurisdiction.

Section 8.12.                          Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE

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OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 10 OF THE LOAN AGREEMENT.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

AMICUS THERAPEUTICS, INC.,
as Borrower and Grantor

By:
Name:
Title:

CALLIDUS BIOPHARMA, INC.,
as Grantor

By:
Name:
Title:

SCIODERM, INC.,
as Grantor

By:
Name:
Title:

MIAMED, INC.,
as Grantor

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement

AMICUS THERAPEUTICS US, INC.,
as Grantor

By:
Name:
Title:

AMICUS BIOLOGICS, INC.,
as Grantor

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By
Name: Pedro Gonzalez de Cosio
Title: Managing Member

Signature Page to Guaranty and Security Agreement

ANNEX 1
TO GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of           , 20  , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of September 28, 2018, by AMICUS THERAPEUTICS, INC., as Borrower, CALLIDUS BIOPHARMA, INC., as a Grantor, SCIODERM, INC., as a Grantor, MIAMED, INC., as a Grantor, AMICUS THERAPEUTICS US, INC., as a Grantor, AMICUS BIOLOGICS, INC., as a Grantor, the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of BIOPHARMA CREDIT PLC, as Lender on behalf of itself and each of the other Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

[GRANTOR]

By:
Name:
Title:

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

A1-3

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of            , 20  , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of September 28, 2018, by and among AMICUS THERAPEUTICS, INC. (“Borrower”), CALLIDUS BIOPHARMA, INC. as a Grantor, SCIODERM, INC. as a Grantor, MIAMED, INC. (as a Grantor, AMICUS THERAPEUTICS US, INC. as a Grantor, AMICUS BIOLOGICS, INC. as a Grantor, and the other Persons from time to time party thereto as Grantors, in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, “Lender”) on behalf of itself and each of the other Secured Parties, (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, (a) hereby becomes a party to the Guaranty and Security Agreement as a “Grantor” and “Guarantor” thereunder with the same force and effect as if originally named as a Grantor and Guarantor therein and, without limiting the generality of the foregoing, hereby assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and (b) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby pledges and hypothecates to Lender for the benefit of itself and the other Secured Parties, and grants to Lender for the benefit of itself and the other Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned.  The undersigned hereby agrees to be bound as a Grantor and a Guarantor for the purposes of the Guaranty and Security Agreement.

In connection with this Joinder Agreement, the undersigned has delivered to Lender a completed Perfection Certificate duly executed by the undersigned.  The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 and 2 to the Security Disclosure Letter.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement, the Perfection Certificate delivered herewith by the undersigned shall constitute a “Perfection Certificate” referred to in Section 4.6 of the Loan Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

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In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

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ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of        , 20  , is made by                    (“Grantor”), in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, “Lender”) on behalf of itself and the other Secured Parties (as defined in the Loan Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, dated as of September 19, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among AMICUS THERAPEUTICS, INC. (“Borrower”), CALLIDUS BIOPHARMA, INC. (as an additional Credit Party), SCIODERM, INC. (as an additional Credit Party), MIAMED, INC. (as an additional Credit Party), AMICUS THERAPEUTICS US, INC. (as an additional Credit Party), AMICUS BIOLOGICS, INC. (as an additional Credit Party) and Lender, Lender has agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor [(other than Borrower)] has agreed, pursuant to a Guaranty and Security Agreement dated as of September 28, 2018 in favor of Lender for the benefit of itself and the other Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Loan Agreement) of Borrower; and

WHEREAS, Grantor is party to the Guaranty and Security Agreement pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

Section 1.                                           Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.                                           Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Lender, for the benefit of itself and the other Secured Parties, and grants to Lender, for the benefit of itself and the other Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the following

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Collateral of Grantor, in each case, solely to the extent constituting Collateral (and excluding any Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)                                 [all of its Copyrights and all IP Licenses and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)                                 all renewals, reversions and extensions of the foregoing; and

(c)                                  all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(d)                                 [all of its Patents and all IP Licenses and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(e)                                  all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(f)                                   all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(g)                                  [all of its Trademarks and all IP Licenses and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto, but excluding any “intent to use” Trademark applications for which a statement of use has not been filed (but only excluding such applications until such statement is filed);

(h)                                 all renewals and extensions of the foregoing;

(i)                                     all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(j)                                    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.                                           Guaranty and Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction

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with the security interest granted to Lender for the benefit of itself and the other Secured Parties, pursuant to the Guaranty and Security Agreement and Grantor hereby acknowledges and agrees that the obligations, rights and remedies of Grantor and of Lender on behalf of itself and the other Secured Parties with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.                                           Grantor Remains Liable.  Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other reasonably necessary actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.                                           Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.                                           Governing Law.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to any principle of conflicts of law that could require the application of the law of any other jurisdiction.

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IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,
[GRANTOR]
as Grantor

By:
Name:
Title:

Signature Page to [Copyright] [Patent] [Trademark] Security Agreement

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ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By
Name: Pedro Gonzalez de Cosio
Title: Managing Member

Signature Page to [Copyright] [Patent] [Trademark] Security Agreement

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SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.              REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.              [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.              [IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]]

ANNEX 4
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED STOCK CONTROL AGREEMENT

This UNCERTIFICATED STOCK CONTROL AGREEMENT (this “Agreement”), dated as of             , 20  , is made by and among [APPLICABLE GRANTOR], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Grantor”), BIOPHARMA CREDIT PLC, a public limited company organized under the laws of England and Wales, as collateral agent on behalf of the Secured Parties (“Lender”), and [APPLICABLE INTEREST ISSUING COMPANY], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Issuer”).  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement (as defined below) or the Loan Agreement (as defined below), as applicable.

WHEREAS, AMICUS THERAPEUTICS, INC., a Delaware corporation (as “Borrower”), CALLIDUS BIOPHARMA, INC., a Delaware corporation (as an additional Credit Party), SCIODERM, INC., a Delaware corporation (as an additional Credit Party), MIAMED, INC., a Delaware corporation (as an additional Credit Party), AMICUS THERAPEUTICS US, INC., a Delaware corporation (as an additional Credit Party), AMICUS BIOLOGICS, INC., a Florida corporation (as an additional Credit Party) and Lender have entered into that certain Loan Agreement, dated as of September 19, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Grantor is the registered holder of [DESCRIBE PLEDGED UNCERTIFICATED STOCK] issued by the Issuer (the “Pledged Stock”);

WHEREAS, pursuant to the Guaranty and Security Agreement, dated as of September 28, 2018, by and among the Grantor, Lender and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor has granted a continuing Lien on and security interest (the “Security Interest”) in, all of its right, title and interest in, to and under the Pledged Stock (other than Excluded Equity Interests), whether now existing or hereafter arising or acquired; and

WHEREAS, it is a condition precedent to the making and maintaining of the Term Loan by Lender under the Loan Agreement that the parties hereto execute and deliver this Agreement in order to perfect a first priority Security Interest in the Pledged Stock.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1.                                      The Issuer confirms that:

(a)                                 The Pledged Stock is Equity Interests that are not represented by certificates;

(b)                                 The Issuer is the issuer of the Pledged Stock and the Grantor is registered on the books and records of the Issuer as the registered holder of the Pledged Stock; and

(c)                                  The Security Interest in the Pledged Stock is registered on the books and records of the Issuer.

2.                                      The Grantor hereby irrevocably agrees that, for so long as this Agreement remains in effect, Lender, for the benefit of itself and the other Secured Parties, shall have exclusive control of the Pledged Stock.  In furtherance of such agreement, the Grantor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees:

(a)                                 Subject to the provisions of Section 3 hereof, to comply with any and all written instructions delivered to the Issuer which directs that the transfer of any or all of the Pledged Stock to Lender be registered on the books and records of the Issuer in the name of Lender as the holder thereof, for the benefit of itself and the other Secured Parties, without further consent by the Grantor or any other Person; and

(b)                                 Subject to the provisions of Section 3 hereof, not to comply with any instructions relating to any or all of the Pledged Stock originated by any Person other than Lender, on behalf of itself and the other Secured Parties, or a court of competent jurisdiction.  In the event of any conflict between any instruction originated by Lender and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by Lender.

3.                                      In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer and Lender hereby agree as follows:

(a)                                 Subject to the rights of the Grantor described herein, the Issuer agrees that, from and after the date hereof, the Pledged Stock shall be under the exclusive dominion and control of Lender;

(b)                                 So long as the Issuer has not received a written notice from Lender that it is exercising exclusive control over the Pledged Stock (a “Notice of Exclusive Control”), the Issuer may comply with instructions of the Grantor concerning the Pledged Stock, which Notice of Exclusive Control shall only be given by Lender following the occurrence and during the continuance of an Event of Default.  After the Issuer receives a Notice of Exclusive Control from Lender, the Issuer will not accept any instructions concerning the Pledged Stock from any Person other than Lender, unless otherwise ordered by a court of competent jurisdiction; and

(c)                                  Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Pledged Stock.

4.                                      This Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein and under any Requirements of Law.  In particular, the Issuer need not investigate whether Lender is entitled under the Security Agreement or otherwise to give an instruction or Notice of Exclusive Control.

5.                                      The Issuer hereby represents, warrants and covenants with Lender that:

(a)                                 This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law);

2

(b)                                 The Issuer has not entered into, and until termination of this Agreement will not enter into, any agreement with any other Person relating to the Pledged Stock pursuant to which it has agreed, or will agree, to comply with instructions provided by such Person.  The Issuer has not entered into any other agreement with the Grantor purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 3 hereof;

(c)                                  Except for the claims and interests of Lender, on behalf of itself and the other Secured Parties, and the Grantor in the Pledged Stock, the Issuer does not know of any claim to, or interest in, the Pledged Stock (except to the extent constituting Permitted Liens).  If any Person asserts any Lien or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Pledged Stock (other than Permitted Liens), the Issuer will promptly notify Lender and the Grantor thereof;

(d)                                 There is no agreement (except this Agreement) between the Issuer and the Grantor or among the Issuer, the Grantor and any third Person with respect to the Pledged Stock [except for [IDENTIFY RELEVANT AGREEMENTS] (the “Existing Agreements”)].  In the event of any conflict between this Agreement (or any portion hereof) and any other such agreement [(including any Existing Agreement)] with respect to the Pledged Stock, whether now existing or hereafter entered into, the terms of this Agreement shall prevail; and

(e)                                  The granting by the Grantor of the Security Interest in the Pledged Stock to Lender for the benefit of itself and the other Secured Parties does not violate the Operating Documents or any other agreement governing the Issuer or the Pledged Stock.

6.                                      This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.                                      Each notice, request or other communication to a party hereto under this Agreement shall be in writing, will be sent to such party’s address set forth under its name below or to such other address as such party may notify the other parties hereto and will be effective on receipt.

8.                                      No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

9.                                      The rights and powers granted herein to Lender (a) have been granted in order to perfect the Security Interest in the Pledged Stock, (b) are powers coupled with an interest and (c) will not be affected by any bankruptcy of the Grantor or any lapse in time.  The obligations of the Issuer hereunder shall continue in effect until Lender has notified the Issuer in writing that the Security Interest in the Pledged Stock has been terminated pursuant to the Security Agreement.

10.                               This Agreement shall be governed by and construed in accordance with the laws of the [ISSUER’S JURISDICTION OF ORGANIZATION].

11.                               If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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12.                               This Agreement may be executed in counterparts.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[GRANTOR]
By:
Name:
Title:

Address for Notices:

Signature Page to Uncertificated Stock Control Agreement

[ISSUER]
By:
Name:
Title:

Address for Notices:

Signature Page to Uncertificated Stock Control Agreement

BIOPHARMA CREDIT PLC,
a public limited company

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Address for Notices:

BIOPHARMA CREDIT PLC
c/o Beaufort House
51 New North Road
Exeter EX4 4EP
United Kingdom
Attention: Company Secretary
Telephone: +44 01 392 477 500
Facsimile: +44 01 392 253 282

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pg@PharmakonAdvisors.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: gsecol@akingump.com

Signature Page to Uncertificated Stock Control Agreement